AIMCO
Apartment Investment and Management Company Balaye
Tampa, FL
2nd Quarter 2006

Denver, Colorado - August 3, 2006
Apartment Investment and Management Company
Announces Second Quarter 2006 Results
SUMMARY FINANCIAL RESULTS: Apartment Investment and Management Company (Aimco) (NYSE:AIV) announced second quarter 2006 results including:
•	Net income of $35.1 million was up $7.5 million from $27.6 million in the second quarter 2005. Higher net income primarily reflects improved property operations and includes higher gains on property sales, net of taxes. Earnings per share (EPS) was $0.17 on a diluted basis, compared with $0.06 in the second quarter 2005.

•	Funds from operations (diluted) (FFO) is a non-GAAP financial measure defined in the glossary in the Supplemental Information (the Glossary). FFO calculated in accordance with the definition prescribed by the National Association of Real Estate Investment Trusts (NAREIT) was $71.4 million, or $0.73 per share, compared with $62.8 million, or $0.67 per share, in the second quarter 2005. FFO before impairment (including recovery of impairment charges) and preferred redemption charges was $71.2 million, also $0.73 per share, meeting the high end of guidance.

•	Adjusted funds from operations (diluted) (AFFO; a non-GAAP financial measure defined in the Glossary) was $52.0 million, or $0.53 per share, compared with $39.9 million, or $0.42 per share, in the second quarter 2005. AFFO includes deductions of $0.20 and $0.25 per share for capital replacement expenditures in the second quarter 2006 and second quarter 2005, respectively.

•	In the first quarter 2006, Aimco adopted the accounting requirement EITF 04-5 that resulted in the consolidation of an additional 149 properties, eight of which were sold as of June 30, 2006. These properties are consolidated in the 2006 GAAP financial statements but not the prior year period. In comparing the second quarter 2006 with the second quarter 2005 certain categories of revenues and expenses are higher in the second quarter 2006 in comparison with the second quarter 2005, due in part to the accounting change.
Diluted Per Share Results

	SECOND QUARTER		YEAR-TO-DATE
	2006	2005	2006	2005
Earnings (loss) — EPS	$0.17	$0.06	$0.80	($0.16)

Funds from operations — FFO	$0.73	$0.67	$1.41	$1.30

FFO before impairment and preferred redemption charges	$0.73	$0.67	$1.43	$1.34

Adjusted funds from operations — AFFO	$0.53	$0.42	$1.08	$0.93

Contact
Investor Relations 303.691.4350, Investor@Aimco.com
Jennifer Martin, Vice President-Investor Relations 303.691.4440

Management Comments
Chairman and Chief Executive Officer Terry Considine comments: “Aimco enjoyed an excellent quarter. Rebounding property operations, boosted by a rising market, have produced eight consecutive quarters of increasing NOI and have outperformed industry peers for the past six quarters. Our focus on capital structure led to a zero balance on our line of credit, redemption of 10% preferred stock and issuance of Community Reinvestment Act Preferred Stock at an initial rate of 6.75%. And, we continue to further our systems and process improvements to realize the efficiencies offered by our scale. “
Chief Financial Officer Tom Herzog adds: “Strong second quarter performance driven by ‘Same Store’ operations resulted in FFO per share $0.02 above the mid-point of guidance. Due to higher than expected operating results we are raising our full year FFO guidance to $2.93 to $3.03 per share from $2.81 to $2.97 per share.”
Property Operations
CONVENTIONAL REAL ESTATE OPERATIONS — Conventional real estate operations include Aimco’s diversified portfolio of market rate apartment communities. At the end of the second quarter 2006, this portfolio had 503 properties with 144,324 units in which Aimco had a weighted average ownership of 82%. During the second quarter 2006, conventional real estate operations generated net operating income of $174.7 million.
“Same Store” Results
The Same Store portfolio is a sub-set of total conventional properties (see the Glossary). In the second quarter 2006, the Same Store portfolio included 434 communities with 102,995 effective units based on Aimco’s weighted average ownership of 82% (see Supplemental Schedules 6a through 7).
Comparing Same Store results in the second quarter 2006 with the second quarter 2005, total revenue increased $19.5 million, or 8.2%. The increase in revenue was generated by: higher occupancy, up 320 basis points from 91.1% to 94.3%; higher average rent, up $26 per unit, or 3.4%, from $771 per unit to $797 per unit; and higher utility reimbursements, up $2.0 million. Same Store expenses of $108.8 million increased by $4.3 million, or 4.1%, compared with the second quarter 2005. Increased expenses were predominantly due to: higher utilities expense (mostly offset by higher utility reimbursement revenue); and higher property tax expense. Same Store portfolio net operating income was $148.8 million for the second quarter 2006, up 11.3% from the second quarter 2005.
Same Store Operating Results

		SECOND QUARTER
	Year-over-year			Sequential
	2006	2005	Variance	1st Qtr	Variance
Same Store Operating Measures

Average Physical Occupancy	94.3%	91.1%	3.2%	94.7%	-0.4%

Average Rent Per Unit	$797	$771	3.4%	$786	1.4%

Total Same Store ($mm)

Revenue	$257.6	$238.1	8.2%	$253.4	1.6%

Expenses	(108.8)	(104.5)	4.1%	(110.9)	-1.9%

NOI ($mm)	$148.8	$133.7	11.3%	$142.5	4.4%

Comparing Same Store results on a sequential basis, total revenue increased $4.2 million in the second quarter 2006 compared with the first quarter 2006, driven primarily by an $11 per unit increase in average rental rates. Expenses decreased $2.1 million, primarily due to lower utilities expense. Net operating income increased $6.3 million, or 4.4%, on a sequential basis.
Core Properties
Core properties (defined in the Glossary) offer the potential for higher long-term growth. Core operations are focused in 27 markets located predominantly in coastal states as well as the Rocky Mountain region and Chicago. In the second quarter 2006, core properties within the “Same Store” portfolio accounted for 58% of effective units, yet accounted for 72% of net operating income. The core “Same Store” properties had the following operating characteristics compared with non-core properties (defined in the Glossary): average rents of $951 per month versus $614 per month; average occupancy of 95.1% versus 93.4%; and an average operating margin of 61.5% versus 49.8%. The average rental rate growth for “Same Store” core versus non-core properties in the second quarter 2006 compared with the second quarter 2005 was 5.1% and 1.7%, respectively. See Supplemental Schedule 7 for additional information on core and non-core property operations.
AIMCO CAPITAL PROPERTY OPERATIONS — Aimco is among the largest owners and operators of affordable properties in the United States. Aimco Capital has been organized to oversee Aimco’s affordable property operations, asset management and transactional activities, and is led by a management team dedicated to this sector.
At the end of the second quarter 2006, Aimco’s owned affordable portfolio included 338 properties with 39,777 units in which Aimco had an average ownership of 38%. During the second quarter 2006, affordable property operations including property management generated net operating income of $20.4 million. On a year-over-year basis, second quarter average month-end occupancy for the owned and managed portfolio increased 130 basis points from 95.9% to 97.2%, and average rent per unit increased 6.1% from $671 to $712 per unit.
Portfolio Management and Redevelopment Activity
Acquisitions — Aimco acquired three properties in the second quarter 2006 for $61 million. Acquisitions included: the Balaye Apartments, a 324-unit garden style property located in Tampa, Florida, for $38.5 million; Westpark Plaza, a 240-unit student housing property located less than one-half mile from California State University at Chico, purchased by Aimco’s joint venture with CalSTRS; and Wilson Acres Apartments, a 146-unit student housing property located in Greenville, North Carolina less than one-half mile from East Carolina University.
During the second quarter 2006, Aimco purchased additional limited partnership interests in 17 partnerships that own 43 properties for an aggregate of $1.8 million. See Supplemental Schedule 8 for additional information on acquisition activity.
Dispositions — Non-core sales: Aimco regularly reviews its portfolio to identify properties that do not meet its long-term investment criteria and are typically located in markets that Aimco seeks to exit. These properties are considered non-core and Aimco seeks to hold them over the intermediate term.
In the second quarter 2006, Aimco sold nine non-core conventional properties and ten affordable properties with 2,237 and 1,279 units, respectively, for $186 million in gross proceeds (Aimco share $138 million). Aimco’s share of net proceeds after repayment of existing property debt and transaction costs was $73 million. Year-to-date Aimco has sold 26 non-core conventional properties, the South Tower at its Flamingo South Beach property and 15 affordable properties for gross proceeds of $600 million (Aimco share $487 million) and exited one market. See Supplemental Schedule 8 for additional information on disposition activity.
Gain on Dispositions — Aimco’s property dispositions resulted in gross gains on dispositions of real estate (including gains related to sales of unconsolidated entities and other and gains within discontinued operations), of $46.7 million for the second quarter 2006, compared with gains of $32.9 million for the second quarter 2005.
REDEVELOPMENT ACTIVITY — Aimco is reinvesting in and upgrading its portfolio through property redevelopments. At the end of the second quarter, Aimco had 28 active conventional projects and 14 active affordable projects. Aimco invested

$40.0 million in conventional redevelopment during the second quarter and $74.4 million year-to-date, with an average ownership of approximately 87%. Aimco expects to invest $150 million to $200 million in conventional redevelopment projects during 2006. Affordable redevelopment project expenditures totaled $14.3 million in the second quarter and $32.4 million year-to-date, with these projects predominantly funded by third parties. Further information on redevelopment projects is provided in Supplemental Schedule 10.
ENTITLEMENT ACTIVITY — Aimco has additional development opportunities tied to successful property re-entitlement activity. In July, Aimco received final approval to increase the density at Highland Ridge, an older and well located property and typical of Aimco’s entitlement opportunities. The 22 year old, garden style property is located in Atlanta, Georgia, near the $1 billion Atlantic Station project and within one-half mile of I-75. Density will be increased 59% from 219 to 348 units. Plans for three properties located in Denver were submitted for approval to the City of Denver in the first quarter and received the first level of approval in the second quarter. These Denver properties will progress to the next phase of City approvals. Orchidtree, an active project located in Scottsdale, Arizona was sold for a gain of $21 million.
Additional Financial Information
PROPERTY MANAGEMENT INCOME — Income from property management is generated from the management of properties in which Aimco has unconsolidated interests. Income from consolidated properties is eliminated in Aimco’s consolidated GAAP financial statements. Property management net operating income was $1.4 million in the second quarter 2006 compared with $4.1 million in the second quarter 2005. As discussed on page one, as a result of adopting accounting requirement EITF 04-5, Aimco consolidated an additional 149 properties in the first quarter 2006, which reduced the reported amounts of property management revenues from previously unconsolidated properties. The economic benefit of the fees charged to consolidated properties is reflected in minority interest in consolidated real estate partnerships.
ACTIVITY FEE AND ASSET MANAGEMENT INCOME — Activity fees are generated from transactions (including tax credit redevelopments, syndications, dispositions, refinancings and partnership promotes) and are earned primarily by Aimco Capital. Aimco Capital earns asset management income from the financial management of partnerships, rather than property management of day-to-day operations. Activity fee and asset management net operating income from both conventional and Aimco Capital operations was $8.9 million in the second quarter 2006 compared with $4.4 million in the second quarter 2005, or $6.4 and $2.4 million net of the effective tax rate, respectively.
Included in activity fee and asset management income, Aimco received $0.9 million in “promote income” from an unconsolidated partnership. This income reflects provisions within the partnership agreement that reward the general partner for achieving financial returns to the limited partners in excess of established targets.
INTEREST INCOME — Interest income was $5.6 million for the second quarter 2006 compared with $7.3 million for the second quarter 2005. Interest income is earned in part from money market and interest bearing accounts as well as notes receivable from unconsolidated partnerships.
DEBT ACTIVITY — During the second quarter 2006, Aimco closed 22 property loans generating total proceeds of $309 million at a weighted average interest rate of 5.70%. This included refinancing $158.6 million in existing mortgage loans, reducing the average rate from 6.03% to 5.70%. After repayment of existing property debt, transaction costs and distributions to limited partners, Aimco’s share of net proceeds was $128.3 million.
At quarter-end, Aimco’s corporate debt balance was reduced to $400.0 million from $617.0 million at year-end 2005 and carried an average interest rate of 6.64%. The balance on Aimco’s revolving credit facility was reduced to zero, leaving $422.5 million (after $27.5 million in outstanding letters of credit) in available capacity. Please refer to Schedule 5 of the Supplemental Information for more detail on debt activity.
As of June 30, 2006, Aimco had $6.6 billion total consolidated debt outstanding of which $1.68 billion was floating rate. The floating rate debt included $400 million corporate debt, $558 million floating rate property loans and $726 million of tax-exempt bonds. Aimco’s floating rate debt exposure to changes in interest rates is mitigated by: tax-exempt bonds, which move at approximately 0.68% for a 1.00% change in interest rates; the offsetting effect of floating rate assets such as cash and notes receivable; and interest capitalized on redevelopment properties. Based on Aimco’s proportionate share of quarter-end balances (see Supplemental Schedule 3), Aimco estimates its sensitivity to a 1% change in LIBOR to be less than $0.01 per share per quarter.
INTEREST EXPENSE — Consolidated interest expense was $103.5 million for the second quarter 2006 compared with $86.3 million for the second quarter 2005. The $17.2 million increase in interest expense was due to: $14.6 million representing interest on property loans that were consolidated in 2006 primarily as a result of adopting accounting requirement EITF 04-5; and $3.4 million related to increased rates and balances on property debt net of higher capitalized interest; partially offset by a ($0.8) million improvement in interest expense related to corporate debt due to lower balances net of increased rates.
STOCKHOLDERS’ EQUITY — As previously announced, on June 29, 2006, Aimco completed the private placement of 200 shares of newly issued, variable rate Series A Community Reinvestment Act Perpetual Preferred Stock (“CRA Preferred Stock”). Each share has a liquidation preference of $500,000. Net proceeds from the offering, after offering expenses, were $98 million. The dividend rate is equal to the three-month LIBOR rate plus 1.25%, calculated as of the beginning of each quarterly dividend period. The dividend rate from the period of original issuance through September 30, 2006 is 6.75% per annum. Aimco believes the CRA Preferred Stock will allow the financial institution purchasers to receive positive consideration under the Community Reinvestment Act (“CRA”). Through an allocation methodology, investing institutions are able to allocate their investment to specific affordable properties owned by Aimco that are located in the financial institutions’ self-delineated geographic CRA assessment area.
Also previously announced, Aimco redeemed all 6.94 million outstanding shares of its 10.0% Class R Preferred Stock on July 20, 2006, for a redemption price of $25 per share plus unpaid dividends of $0.243 per share, for a total of $175.2 million. Year-to-date, Aimco has redeemed $287 million in preferred stock that carried a weighted average dividend rate of 9.8%.
G&A — General and administrative expenses for the second quarter 2006 of $24.8 million were up $3.1 million compared with $21.7 million in the second quarter 2005. The year-over-year increase is due to accruals for incentive compensation based on year-to-date results above the prior year.
Outlook
For the third quarter 2006, FFO is forecast in a range from $0.73 to $0.77 per share, before impairment and preferred redemption charges, and AFFO is forecast in a range from $0.54 to $0.58 per share.
For the full year 2006, FFO is forecast in a range from $2.93 to $3.03 per share, before impairment and preferred redemption charges, and AFFO is forecast in a range from $2.30 to $2.40 per share, increased from estimate ranges provided in February 2006 of $2.81 to $2.97 per share FFO and $2.18 to $2.34 per share AFFO. Please refer to the Outlook Schedule, which follows the Consolidated Financial Statements in this release, for more detail on the third quarter and full year 2006.
Dividends on Common Stock
As announced on August 1, 2006, the Aimco Board of Directors declared a quarterly cash dividend of $0.60 per share of Class A Common Stock for the quarter ended June 30, 2006, payable on August 31, 2006, to stockholders of record on August 18, 2006. The dividend represents 113% of AFFO (diluted) and 82% of FFO (diluted), on a per share basis, and a 5.5% annualized yield based on the $43.45 closing price of Aimco’s Class A Common Stock on June 30, 2006.
Earnings Conference Call
Please join Aimco management for the Second Quarter 2006 earnings conference call to be held Thursday, August 3, 2006, at 1:00 p.m. Eastern time. You may join the conference call through an Internet audiocast via Aimco’s Website at http://www.aimco.com/CorporateInformation/About/Financial/2Q2006 then click on the Webcast link. Alternatively, you may join the conference call via telephone by dialing 866-713-8567 with passcode 75196624, or dialing 617-597-5326 for international callers. Please call approximately five minutes before the conference call is scheduled to begin. If you are unable to join the live conference call, you may access the replay for 30 days on Aimco’s Website or by dialing 888-286-8010 (617-801-6888 for international callers) and using passcode 43515539.
Supplemental Information
The Supplemental Information referenced in this release is available at Aimco’s Website at the link http://www.aimco.com/CorporateInformation/About/Financial/2Q2006 or by calling Investor Relations at 303-691-4350.
Forward-looking Statements
This earnings release and Supplemental Information contain forward-looking statements, including statements regarding projected results and specifically forecasts of third quarter and full year 2006 results. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco’s ability to maintain current or meet projected occupancy, rent levels and Same Store results and Aimco’s ability to close transactions necessary to generate fee income as anticipated. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors that are beyond the control of Aimco including, without limitation: natural disasters such as hurricanes; national and local economic conditions; the general level of interest rates; energy costs; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; insurance risk; acquisition and development risks, including failure of such acquisitions to perform in accordance with projections; the timing of acquisitions and dispositions; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2005, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances.
About Aimco
Aimco is a real estate investment trust headquartered in Denver, Colorado that owns and operates a geographically diversified portfolio of apartment communities through 19 regional operating centers. Aimco, through its subsidiaries, operates 1,320 properties, including approximately 230,000 apartment units, and serves approximately one million residents each year. Aimco’s properties are located in 47 states, the District of Columbia and Puerto Rico. Aimco common shares are included in the S&P 500.

GAAP Income Statements
Consolidated Statements of Income
(in thousands, except per share data) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
REVENUES:
Rental and other property revenues	$419,234	$344,659	$830,126	$677,223
Property management revenues, primarily from affiliates	3,592	5,926	6,622	12,590
Activity fees and asset management revenues, primarily from affiliates	12,133	6,680	21,673	14,697

Total revenues	434,959	357,265	858,421	704,510

EXPENSES:
Property operating expenses	190,485	160,707	388,540	321,552
Property management expenses	2,151	1,829	2,643	3,745
Activity and asset management expenses	3,239	2,305	5,671	4,913
Depreciation and amortization	116,412	95,923	228,236	187,612
General and administrative expenses	24,805	21,723	47,508	42,567
Other expenses (income), net	2,279	(999)	2,874	(1,754)

Total expenses	339,371	281,488	675,472	558,635

Operating income	95,588	75,777	182,949	145,875

Interest income	5,600	7,344	12,692	14,750
Recovery of (provision for) losses on notes receivable	(502)	(34)	(764)	1,558
Interest expense	(103,518)	(86,328)	(204,289)	(169,364)
Deficit distributions to minority partners	(4,096)	(1,654)	(6,282)	(3,047)
Equity in losses of unconsolidated real estate partnerships	(574)	(418)	(2,436)	(1,319)
Recovery of impairment losses (impairment losses) related to real estate	(15)	(275)	971	(531)
Gain on dispositions of real estate related to unconsolidated entities and other	4,060	3,154	13,756	5,161

Loss before minority interests and discontinued operations	(3,457)	(2,434)	(3,403)	(6,917)

Minority interests:
Minority interest in consolidated real estate partnerships	(351)	985	5,718	3,563
Minority interest in Aimco Operating Partnership, preferred [a]	(1,785)	(1,806)	(3,583)	(3,618)
Minority interest in Aimco Operating Partnership, common [a]	2,559	2,501	4,318	5,255

Total minority interests	423	1,680	6,453	5,200

Income (loss) from continuing operations	(3,034)	(754)	3,050	(1,717)

Income from discontinued operations, net [b]	38,126	28,320	116,112	31,315

Net income	35,092	27,566	119,162	29,598

Net income attributable to preferred stockholders	19,034	21,693	43,088	44,562

Net income (loss) attributable to common stockholders	$16,058	$5,873	$76,074	$(14,964)

Weighted average number of common shares outstanding	96,071	93,807	95,627	93,627

Weighted average number of common shares and common share equivalents outstanding	96,071	93,807	95,627	93,627

Earnings (loss) per common share — basic:
Loss from continuing operations (net of income attributable to preferred stockholders)	$(0.23)	$(0.24)	$(0.42)	$(0.49)
Income from discontinued operations	0.40	0.30	1.22	0.33

Net income (loss) attributable to common stockholders	$0.17	$0.06	$0.80	$(0.16)

Earnings (loss) per common share — diluted:
Loss from continuing operations (net of income attributable to preferred stockholders)	$(0.23)	$(0.24)	$(0.42)	$(0.49)
Income from discontinued operations	0.40	0.30	1.22	0.33

Net income (loss) attributable to common stockholders	$0.17	$0.06	$0.80	$(0.16)

GAAP Income Statements (continued)
Notes to Consolidated Statements of Income
[a] The Aimco Operating Partnership is AIMCO Properties, L.P., the operating partnership in Aimco’s UPREIT structure
[b] Income from discontinued operations of consolidated properties is broken down as follows (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Rental and other property revenues	$5,546	$45,467	$23,876	$93,074
Property operating expenses	(3,116)	(23,533)	(12,900)	(48,127)
Other (expenses) income, net	(1,634)	(302)	(2,657)	(549)
Depreciation and amortization	(1,438)	(12,021)	(5,815)	(24,969)
Interest expense	(1,464)	(11,309)	(6,021)	(23,346)
Interest income	62	109	215	259
Minority interest in consolidated real estate partnerships	729	738	1,058	1,693

Loss from operations	(1,315)	(851)	(2,244)	(1,965)

Gain on dispositions of real estate, net of minority partners’ interest	42,646	29,719	142,571	36,680
Recovery of impairment losses (impairment losses) on real estate assets sold or held for sale	195	(231)	(8)	(2,186)
Recovery of deficit distributions to minority partners	2,057	4,084	16,415	3,539
Income tax arising from disposals	(1,044)	(1,205)	(27,986)	(1,219)
Minority interest in Aimco Operating Partnership	(4,413)	(3,196)	(12,636)	(3,534)

Income from discontinued operations	$38,126	$28,320	$116,112	$31,315

GAAP Balance Sheets
Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2006	December 31, 2005
ASSETS

Buildings and improvements	$9,621,985	$8,314,585
Land	2,337,304	2,241,907
Accumulated depreciation	(2,807,340)	(2,116,548)

NET REAL ESTATE	9,151,949	8,439,944
Cash and cash equivalents	323,463	161,730
Restricted cash	341,267	284,068
Accounts receivable	65,830	59,888
Accounts receivable from affiliates	24,984	43,070
Deferred financing costs	74,529	65,188
Notes receivable from unconsolidated real estate partnerships	45,705	177,218
Notes receivable from non-affiliates	51,497	23,760
Investment in unconsolidated real estate partnerships	59,036	167,799
Other assets	221,155	216,863
Deferred income tax asset, net	—	9,835
Assets held for sale	32,981	369,797

TOTAL ASSETS	$10,392,396	$10,019,160

LIABILITIES AND STOCKHOLDERS’ EQUITY

Property tax-exempt bond financing	$1,043,755	$1,040,549
Property loans payable	5,163,064	4,438,542
Term loans	400,000	400,000
Credit facility	—	217,000

TOTAL INDEBTEDNESS	6,606,819	6,096,091
Accounts payable	30,460	34,381
Accrued liabilities and other	396,474	423,633
Deferred income	98,814	46,872
Security deposits	43,851	37,800
Deferred income tax liability, net	6,219	—
Liabilities related to assets held for sale	18,135	228,871

TOTAL LIABILITIES	7,200,772	6,867,648

Minority interest in consolidated real estate partnerships	268,629	217,679
Minority interest in Aimco Operating Partnership	206,255	217,729

STOCKHOLDERS’ EQUITY
Class A Common Stock	972	957
Additional paid-in capital	3,131,677	3,081,707
Perpetual preferred stock	897,000	860,250
Convertible preferred stock	100,000	150,000
Distributions in excess of earnings	(1,405,277)	(1,350,899)
Notes due on common stock purchases	(7,632)	(25,911)

TOTAL STOCKHOLDERS’ EQUITY	2,716,740	2,716,104

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,392,396	$10,019,160

GAAP Statements of Cash Flows
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months	Six Months
	Ended	Ended
	June 30, 2006	June 30, 2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$119,162	$29,598
Depreciation and amortization	228,236	187,612
Adjustments to income from discontinued operations	(141,586)	(11,219)
Other adjustments to reconcile net income	17,309	(6,812)
Changes in operating assets and liabilities	41,819	(16,806)

Net cash provided by operating activities	264,940	182,373

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of real estate	(41,732)	(243,996)
Capital expenditures	(236,203)	(201,401)
Proceeds from dispositions of real estate	544,815	140,160
Cash from newly consolidated properties	22,432	1,623
Purchases of non-real estate related corporate assets	(3,697)	(7,218)
Purchases of partnership interests and other assets	(10,932)	(61,547)
Originations of notes receivable from unconsolidated real estate partnerships	(7,820)	(15,125)
Proceeds from repayment of notes receivable	5,318	13,043
Distributions received from investments in unconsolidated real estate partnerships	11,312	33,589
Other investing activities	(17,558)	361

Net cash provided by (used in) investing activities	265,935	(340,511)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from property loans	656,634	328,543
Principal repayments on property loans	(599,870)	(191,093)
Principal repayments on tax-exempt bond financing	(31,690)	(26,740)
Net borrowings (repayments) on term loans and revolving credit facility	(217,000)	305,900
Redemption of mandatorily redeemable preferred securities	—	(15,019)
Redemption of preferred stock	(113,250)	(31,250)
Proceeds from Class A Common Stock option exercises	39,459	1,186
Proceeds from issuance of preferred stock, net	97,537	—
Principal repayments received on notes due on Class A Common Stock purchases	18,626	8,557
Payment of Class A Common Stock dividends	(115,046)	(112,961)
Payment of preferred stock dividends	(41,879)	(43,196)
Contributions from minority interest	11,529	17,403
Payment of distributions to minority interest	(61,589)	(32,002)
Other financing activities	(12,603)	(7,754)

Net cash provided by (used in) financing activities	(369,142)	201,574

NET INCREASE IN CASH AND CASH EQUIVALENTS	161,733	43,436
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	161,730	105,343

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$323,463	$148,779

Outlook and Forward Looking Statement
Third Quarter and Full Year 2006
(unaudited)
This earnings release and Supplemental Information contain forward-looking statements, including statements regarding projected results and specifically forecasts of third quarter and full year 2006 results. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco’s ability to maintain current or meet projected occupancy, rent levels and Same Store results and Aimco’s ability to close transactions necessary to generate fee income as anticipated. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors that are beyond the control of Aimco including, without limitation: natural disasters such as hurricanes; national and local economic conditions; the general level of interest rates; energy costs; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; insurance risk; acquisition and development risks, including failure of such acquisitions to perform in accordance with projections; the timing of acquisitions and dispositions; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2005 and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances.

	Third Quarter 2006	Full Year 2006
GAAP Earnings per share (1)	-$0.28 to -$0.24	$0.38 to $0.48
Add: Depreciation and other	$1.01	$2.55
FFO per share (2)	$0.73 to $0.77	$2.93 to $3.03
AFFO per share	$0.54 to $0.58	$2.30 to $2.40

2006 Same Store Operating Assumptions:
Weighted average daily occupancy	94% to 95%	94% to 95%
NOI change — sequential	-1.0% to 0.5%
NOI change - 2006 vs. 2005	8.5% to 10.0%	8.5% to 9.5%

Gross dispositions (3)		$850M to $1,050M	(Aimco share $675M - $800M)

Gross acquisitions (4)		$70M to $80M

(1)	Aimco’s earnings per share guidance does not include estimates for (i) unrecognized gains on dispositions or impairment losses due to the unpredictable timing of transactions or (ii) unrecognized deferred costs on early repayment of debt or redemption related preferred stock issuance charges.

(2)	FFO per share represents FFO before impairments and redemption related preferred stock issuance charges. Impairments and redemption related preferred stock issuance charges were $0.02 per share year to date 2006 and preferred stock issuance charges are expected to be $0.04 per share in the third quarter.

(3)	Aimco anticipates gross sales proceeds of $850 to $1,050 million for 2006 ($665 to $775 million related to conventional properties and $185 to $275 million related to affordable properties). Aimco share of proceeds is expected to be $675 to $800 million ($600 to $685 million related to conventional properties and $75 to $115 million related to affordable properties). Aimco estimates that its share of cash from these dispositions, net of mortgage debt and third-party equity interests, will be $350 to $450 million ($300 to $375 million related to conventional properties and $50 to $75 million related to affordable properties).

(4)	Gross acquisitions include property acquisitions and limited partnership acquisitions.

Schedule 1	— Funds From Operations and Adjusted Funds From Operations
Schedule 2a	— Business Component Proportionate Income Statement Presentation, 2Q
Schedule 2b	— Business Component Proportionate Income Statement Presentation, Year-to-Date
Schedule 3	— Business Component Proportionate Balance Sheet Presentation
Schedule 4	— Share Data
Schedule 5	— Selected Debt Information
Schedule 6a	— Same Store Sales (2Q 2006 v. 2Q 2005)
Schedule 6b	— Same Store Sales (2Q 2006 v. 1Q 2006)
Schedule 6c	— Same Store Sales (Year-to-Date 2006 v. 2005)
Schedule 7	— Selected Portfolio Performance Data
Schedule 8	— Property Sales and Acquisitions Activity
Schedule 9	— Capital Expenditures
Schedule 10	— Summary of Redevelopment Activity
Schedule 11	— Apartment Unit Summary
Glossary

Supplemental Schedule 1

Funds From Operations and Adjusted Funds From Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Net income (loss) attributable to common stockholders [a]	$16,058	$5,873	$76,074	$(14,964)
Adjustments:
Depreciation and amortization [b]	116,412	95,923	228,236	187,612
Depreciation and amortization related to non-real estate assets	(4,538)	(4,524)	(9,268)	(8,315)
Depreciation of rental property related to minority partners’ interest [c]	(9,724)	(9,022)	(25,217)	(18,069)
Depreciation of rental property related to unconsolidated entities	1,186	4,631	1,854	10,589
Gain on dispositions of real estate related to unconsolidated entities and other	(4,060)	(3,154)	(13,756)	(5,161)
Gain on dispositions of non-depreciable assets	671	118	6,371	793
Deficit distributions to minority partners [d]	4,096	1,654	6,282	3,047
Discontinued operations:
Gain on dispositions of real estate, net of minority partners’ interest [c]	(42,646)	(29,719)	(142,571)	(36,680)
Depreciation of rental property, net of minority partners’ interest [c]	961	10,323	4,403	21,428
Recovery of deficit distributions to minority partners [d]	(2,057)	(4,084)	(16,415)	(3,539)
Income tax arising from disposals	1,044	1,205	27,986	1,219
Minority interest in Aimco Operating Partnership’s share of above adjustments	(6,055)	(6,461)	(6,699)	(15,762)
Preferred stock dividends	19,034	21,693	40,514	43,439
Redemption related preferred stock issuance costs	—	—	2,574	1,123

Funds From Operations	90,382	84,456	180,368	166,760
Preferred stock dividends	(19,034)	(21,693)	(40,514)	(43,439)
Redemption related preferred stock issuance costs	—	—	(2,574)	(1,123)
Dividends/distributions on dilutive preferred securities	61	63	123	104

Funds From Operations Attributable to Common Stockholders — Diluted	$71,409	$62,826	$137,403	$122,302
Impairment losses (recovery of impairments losses) related to real estate [e]	15	275	(971)	531
(Recovery of impairment losses) impairment losses on real estate assets sold or held for sale [e]	(195)	231	8	2,187
Redemption related preferred stock issuance costs [f]	—	—	2,574	1,123
Minority interest in Aimco Operating Partnership’s share of above adjustments	18	(49)	(160)	(396)

Funds From Operations Attributable to Common Stockholders — Diluted (excluding impairment losses and redemption related preferred stock issuance costs)	71,247	63,283	138,854	125,747
Capital Replacements	(21,305)	(25,987)	(37,525)	(42,356)
Minority interest in Aimco Operating Partnership’s share of Capital Replacements	2,109	2,669	3,702	4,369
Dividends/distributions on non-dilutive preferred securities	(61)	(63)	(123)	(104)

Adjusted Funds From Operations Attributable to Common Stockholders — Diluted	$51,990	$39,902	$104,908	$87,656

Funds From Operations:
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding:
Common shares and equivalents [g]	97,475	94,336	97,007	94,059
Dilutive preferred securities	91	110	93	92

	97,566	94,446	97,100	94,151

Funds From Operations (excluding impairment losses and redemption related preferred stock issuance costs):
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding:
Common shares and equivalents [g]	97,475	94,336	97,007	94,059
Dilutive preferred securities	91	110	93	92

	97,566	94,446	97,100	94,151

Adjusted Funds From Operations:
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding:
Common shares and equivalents [g]	97,475	94,336	97,007	94,059
Dilutive preferred securities	—	—	—	—

	97,475	94,336	97,007	94,059

Per Share:
Funds From Operations — Diluted	$0.73	$0.67	$1.41	$1.30
Funds From Operations — Diluted (excluding impairment losses and redemption related preferred stock issuance costs)	$0.73	$0.67	$1.43	$1.34
Adjusted Funds From Operations — Diluted	$0.53	$0.42	$1.08	$0.93
Dividends declared	$0.60	$0.60	$1.20	$1.20

Supplemental Schedule 1 (continued)

Notes to Funds From Operations and Adjusted Funds From Operations

[a]	Represents Aimco’s numerator for basic earnings per common share calculated in accordance with GAAP.

[b]	Includes amortization of management contracts where Aimco is the general partner. Such management contracts were established in certain instances where Aimco acquired a general partner interest in either a consolidated or an unconsolidated partnership. Because the recoverability of these management contracts depends primarily on the operations of the real estate owned by the limited partnerships, Aimco believes it is consistent with NAREIT’s April 1, 2002 White Paper to add back such amortization, as the White Paper directs the add back of amortization of assets uniquely significant to the real estate industry.

[c]	“Minority partners’ interest” means minority interest in our consolidated real estate partnerships.

[d]	In accordance with GAAP, deficit distributions to minority partners are charges recognized in Aimco’s income statement when cash is distributed to a non-controlling partner in a consolidated real estate partnership in excess of the positive balance in such partner’s capital account, which is classified as minority interest on the balance sheet. Aimco records these charges for GAAP purposes even though there is no economic effect or cost. Deficit distributions to minority partners occur when the fair value of the underlying real estate exceeds its depreciated net book value because the underlying real estate has appreciated or maintained its value. As a result, the recognition of expense for deficit distributions to minority partners represents, in substance, either (1) recognition of depreciation previously allocated to the non-controlling partner or (2) a payment related to the non-controlling partner’s share of real estate appreciation. Based on White Paper guidance that requires real estate depreciation and gains to be excluded from FFO, Aimco adds back deficit distributions and subtracts related recoveries in its reconciliation of net income to FFO.

[e]	On October 1, 2003, NAREIT clarified its definition of FFO to include impairment losses, which previously had been added back to calculate FFO. Although Aimco’s presentation conforms with the NAREIT definition, Aimco considers such approach to be inconsistent with the treatment of gains on dispositions of real estate, which are not included in FFO. Aimco no longer adds back impairment losses when computing FFO in accordance with this clarification. As a result, FFO for the three and six months ended June 30, 2006 includes $0.2 million and $1.0 million of net impairment recoveries, respectively. FFO for the three and six months ended June 30, 2005 includes $0.5 million and $2.7 million of net impairment losses, respectively.

[f]	In accordance with the Securities and Exchange Commission’s July 31, 2003 interpretation of the Emerging Issues Task Force Topic D-42, Aimco includes redemption related preferred stock issuance costs in FFO. As a result, FFO for the three and six months ended June 30, 2006 includes issuance costs of zero and $2.6 million, respectively. FFO for the three and six months ended June 30, 2005 includes issuance costs of zero and $1.1 million, respectively.

[g]	Represents Aimco’s denominator for earnings per common share — diluted calculated in accordance with GAAP plus additional common share equivalents that are dilutive for FFO/AFFO.

Supplemental Schedule 2(a)

Business Component Proportionate Income Statement Presentation
Three Months Ended June 30, 2006
(in thousands) (unaudited)

		Proportionate		Proportionate				Proportionate
	Aimco	Share of	Minority	Consolidated				Consolidated
	GAAP Income	Unconsolidated	Partners’	Income		Aimco		Income
	Statement	Partnerships	Interest	Statement	Conventional	Capital	Corporate	Statement
Revenues:
Rental and other property revenues:
Same Store properties (1) (2)	$305,842	$475	$(43,923)	$262,394	$262,394	$—	$—	$262,394
Acquisition properties (1)	7,356	1,185	(142)	8,399	8,399	—	—	8,399
Redevelopment properties (1)	34,875	—	(3,990)	30,885	30,885	—	—	30,885
Other properties (1)	9,765	1,384	(755)	10,394	10,394	—	—	10,394
Affordable properties (1)	61,396	4,571	(29,740)	36,227	—	36,227	—	36,227

Total rental and other property revenues	419,234	7,615	(78,550)	348,299	312,072	36,227	—	348,299
Property management revenues, primarily from affiliates	3,592	(332)	—	3,260	852	2,408	—	3,260
Activity fees and asset management revenues, primarily from affiliates	12,133	—	—	12,133	552	11,581	—	12,133

Total revenues	434,959	7,283	(78,550)	363,692	313,476	50,216	—	363,692

Expenses:
Property operating expenses:
Same Store properties (2)	130,007	195	(19,075)	111,127	111,127	—	—	111,127
Acquisition properties	2,800	423	(88)	3,135	3,135	—	—	3,135
Redevelopment properties	15,689	—	(2,078)	13,611	13,611	—	—	13,611
Other properties	5,397	679	(412)	5,664	5,664	—	—	5,664
Affordable properties	30,463	3,203	(14,819)	18,847	—	18,847	—	18,847
Casualties	(1,202)	4	323	(875)	(669)	(206)	—	(875)
Property management expenses (consolidated properties)	7,331	—	(4,084)	3,247	4,495	(1,248)	—	3,247

Total property operating expenses	190,485	4,504	(40,233)	154,756	137,363	17,393	—	154,756
Property management expenses (unconsolidated and third party properties)	2,151	—	—	2,151	1,277	874	—	2,151
Activity and asset management expenses	3,239	—	—	3,239	—	3,239	—	3,239
Depreciation and amortization	116,412	1,186	(9,724)	107,874	94,357	13,517	—	107,874
General and administrative expenses	24,805	22	(1,131)	23,696	7,350	3,038	13,308	23,696
Other expenses (income), net	2,279	958	(3,002)	235	(2,278)	2,513	—	235

Total expenses	339,371	6,670	(54,090)	291,951	238,069	40,574	13,308	291,951

Operating income	95,588	613	(24,460)	71,741	75,407	9,642	(13,308)	71,741
Interest income:
General partner loan interest	930	(64)	8,496	9,362	6,258	3,104	—	9,362
Money market and interest bearing accounts	4,754	334	(1,116)	3,972	1,312	971	1,689	3,972
Accretion on discounted notes receivable	(84)	—	—	(84)	44	(128)	—	(84)

Total interest income	5,600	270	7,380	13,250	7,614	3,947	1,689	13,250

Provision for losses on notes receivable	(502)	—	—	(502)	—	(502)	—	(502)
Interest expense:
Property debt (primarily non-recourse)	(100,623)	(1,476)	17,140	(84,959)	(78,177)	(6,782)	—	(84,959)
Lines of credit	(8,743)	—	—	(8,743)	—	—	(8,743)	(8,743)
Capitalized interest	5,848	19	(411)	5,456	5,165	291	—	5,456

Total interest expense	(103,518)	(1,457)	16,729	(88,246)	(73,012)	(6,491)	(8,743)	(88,246)
Deficit distributions to minority partners	(4,096)	—	—	(4,096)	(4,634)	538	—	(4,096)
Equity in losses of unconsolidated real estate partnerships	(574)	574	—	—	—	—	—	—
Impairment losses related to real estate partnerships	(15)	—	—	(15)	(15)	—	—	(15)
Gain on dispositions of real estate related to unconsolidated entities and other	4,060	—	—	4,060	855	3,205	—	4,060

Income before minority interests and discontinued operations	(3,457)	—	(351)	(3,808)	6,215	10,339	(20,362)	(3,808)
Minority interests:
Minority interest in consolidated real estate partnerships	(351)	—	351	—	—	—	—	—
Minority interest in Aimco Operating Partnership	774	—	—	774	(613)	(1,020)	2,407	774

Total minority interests	423	—	351	774	(613)	(1,020)	2,407	774

Income from continuing operations	(3,034)	—	—	(3,034)	5,602	9,319	(17,955)	(3,034)
Income from discontinued operations, net	38,126	—	—	38,126	33,194	4,932	—	38,126

Net income	$35,092	$—	$—	$35,092	$38,796	$14,251	$(17,955)	$35,092

(1)	See definitions and descriptions in Glossary

(2)	Same store amounts in this schedule may differ from the same store amounts in Schedules 6a-6b. Any such differences are the result of (a) certain variations in the treatment of intercompany eliminations in GAAP versus non-GAAP measures and (b) the effect of changing ownership percentages over time due to Aimco’s acquisition of additional partnership interests.

Supplemental Schedule 2(a) (continued)

Business Component Proportionate Income Statement Presentation
Three Months Ended June 30, 2006
(in thousands) (unaudited)

	Proportionate				Proportionate
	Consolidated				Consolidated
	Income		Aimco		Income
	Statement	Conventional	Capital	Corporate	Statement
Reconciliation of Net Income to FFO, AFFO and FCF:
Net income (see above)	$35,092	$38,796	$14,251	$(17,955)	$35,092
Proportionate share of depreciation and amortization	107,874	94,357	13,517	—	107,874
Depreciation and amortization related to non-real estate assets	(4,538)	(3,267)	(1,271)	—	(4,538)
Deficit distributions to minority partners	4,096	4,634	(538)	—	4,096
Gain on dispositions of real estate related to unconsolidated entities and other	(4,060)	(855)	(3,205)	—	(4,060)
Gain on dispositions of non-depreciable assets	671	671	—	—	671
Discontinued operations	(42,698)	(37,641)	(5,057)	—	(42,698)
Minority interest in Aimco Operating Partnership’s share of adjustments	(6,055)	(5,715)	(340)	—	(6,055)
Preferred stock dividends	(19,034)	—	—	(19,034)	(19,034)
Redemption related preferred stock issuance costs	—	—	—	—	—
Dividends/distributions on dilutive preferred securities	61	—	—	61	61

FFO Attributable to Common Stockholders — Diluted	$71,409	$90,980	$17,357	$(36,928)	$71,409

Capital Replacements	(21,305)	(19,727)	(1,578)	—	(21,305)
Impairment losses related to real estate partnerships	15	15	—	—	15
(Recovery of impairment losses) impairment losses on real estate assets sold or held for sale	(195)	418	(613)	—	(195)
Redemption related preferred stock issuance costs	—	—	—	—	—
Minority interest in Aimco Operating Partnership’s share of adjustments	2,127	1,910	217	—	2,127
Dividends/distributions on non-dilutive preferred securities	(61)	—	—	(61)	(61)

AFFO Attributable to Common Stockholders — Diluted	$51,990	$73,596	$15,383	$(36,989)	$51,990

Interest expense	88,246	73,012	6,491	8,743	88,246
Discontinued operations	5,362	730	219	4,413	5,362
Preferred stock dividends	19,034	—	—	19,034	19,034
Minority interest in Aimco Operating Partnership	(774)	613	1,020	(2,407)	(774)
Minority interest in Aimco Operating Partnership’s share of adjustments	3,928	3,805	123	—	3,928

Free Cash Flow (FCF, see Glossary for updated definition)	$167,786	$151,756	$23,236	$(7,206)	$167,786

FCF Breakdown:
Real estate	172,238
Property management	1,109
Activity and asset management	8,894
Interest income	13,250
Provision for losses on notes receivable	(502)
General and administrative expenses	(23,696)
Other (expenses) income, net	(235)
Discontinued operations	595
Gain on dispositions of non-depreciable assets	671
Depreciation and amortization related to non-real estate assets	(4,538)

Total FCF	$167,786

	For the Three Months Ended June 30, 2006
	FFO	AFFO	FCF
Reconciliation of Net Income to FFO, AFFO and FCF:
Net income	$35,092	$35,092	$35,092
Total interest expense after minority partners’ share	—	—	88,246
Preferred stock dividends	(19,034)	(19,034)	—
Redemption related preferred stock issuance costs	—	—	—
Proportionate share of depreciation and amortization	107,874	107,874	107,874
Depreciation and amortization related to non-real estate assets	(4,538)	(4,538)	(4,538)
Gain on dispositions of real estate related to unconsolidated entities and other	(4,060)	(4,060)	(4,060)
Gain on dispositions of non-depreciable assets	671	671	671
Impairment losses related to real estate partnerships	—	15	15
Discontinued operations:
Minority interest in Aimco Operating Partnership and interest expense, net of minority partners’ interest	—	—	5,362
Depreciation of rental property, net of minority partners’ interest	961	961	961
Gain on dispositions of real estate, net of minority partners’ interest	(42,646)	(42,646)	(42,646)
Recovery of impairment losses on real estate assets sold or held for sale	—	(195)	(195)
Recovery of deficit distributions to minority partners	(2,057)	(2,057)	(2,057)
Income tax arising from dispositions	1,044	1,044	1,044
Deficit distributions to minority partners	4,096	4,096	4,096
Capital Replacements	—	(21,305)	(21,305)
Dividends/distributions on dilutive preferred securities	61	—	—
Minority interest in Aimco Operating Partnership’s share of above adjustments	(6,055)	(3,928)	—
Minority interest in Aimco Operating Partnership	—	—	(774)

Total	$71,409	$51,990	$167,786

Supplemental Schedule 2(b)

Business Component Proportionate Income Statement Presentation
Six Months Ended June 30, 2006
(in thousands) (unaudited)

		Proportionate		Proportionate				Proportionate
	Aimco	Share of	Minority	Consolidated				Consolidated
	GAAP Income	Unconsolidated	Partners’	Income		Aimco		Income
	Statement	Partnerships	Interest	Statement	Conventional	Capital	Corporate	Statement
Revenues:
Rental and other property revenues:
Same Store properties (1) (2)	$606,747	$945	$(92,787)	$514,905	$514,905	$—	$—	$514,905
Acquisition properties (1)	13,846	2,200	(288)	15,758	15,758	—	—	15,758
Redevelopment properties (1)	68,354	—	(7,818)	60,536	60,536	—	—	60,536
Other properties (1)	19,217	2,926	(1,535)	20,608	20,608	—	—	20,608
Affordable properties (1)	121,962	9,130	(59,725)	71,367	—	71,367	—	71,367

Total rental and other property revenues	830,126	15,201	(162,153)	683,174	611,807	71,367	—	683,174
Property management revenues, primarily from affiliates	6,622	(651)	—	5,971	2,084	3,887	—	5,971
Activity fees and asset management revenues, primarily from affiliates	21,673	—	—	21,673	2,711	18,962	—	21,673

Total revenues	858,421	14,550	(162,153)	710,818	616,602	94,216	—	710,818

Expenses:
Property operating expenses:
Same Store properties (2)	264,830	419	(43,780)	221,469	221,469	—	—	221,469
Acquisition properties	5,628	816	(169)	6,275	6,275	—	—	6,275
Redevelopment properties	31,415	—	(4,102)	27,313	27,313	—	—	27,313
Other properties	10,772	1,380	(786)	11,366	11,366	—	—	11,366
Affordable properties	63,295	5,610	(30,740)	38,165	—	38,165	—	38,165
Casualties	(3,215)	16	1,333	(1,866)	(1,729)	(137)	—	(1,866)
Property management expenses (consolidated properties)	15,815	—	(8,309)	7,506	9,534	(2,028)	—	7,506

Total property operating expenses	388,540	8,241	(86,553)	310,228	274,228	36,000	—	310,228

Property management expenses (unconsolidated and third party properties)	2,643	—	—	2,643	1,511	1,132	—	2,643
Activity and asset management expenses	5,671	—	—	5,671	—	5,671	—	5,671
Depreciation and amortization	228,236	1,854	(25,218)	204,872	180,174	24,698	—	204,872
General and administrative expenses	47,508	60	(2,473)	45,095	15,538	7,155	22,402	45,095
Other expenses (income), net	2,874	4,000	(7,465)	(591)	(1,919)	1,328	—	(591)

Total expenses	675,472	14,155	(121,709)	567,918	469,532	75,984	22,402	567,918

Operating income	182,949	395	(40,444)	142,900	147,070	18,232	(22,402)	142,900
Interest income:
General partner loan interest	2,558	(133)	13,738	16,163	10,474	5,689	—	16,163
Money market and interest bearing accounts	10,080	503	(2,300)	8,283	2,701	1,739	3,843	8,283
Accretion on discounted notes receivable	54	—	—	54	43	11	—	54

Total interest income	12,692	370	11,438	24,500	13,218	7,439	3,843	24,500
Provision for losses on notes receivable	(764)	—	—	(764)	(91)	(673)	—	(764)
Interest expense:
Property debt (primarily non-recourse)	(195,956)	(3,236)	35,691	(163,501)	(149,992)	(13,509)	—	(163,501)
Lines of credit	(20,301)	—	—	(20,301)	—	—	(20,301)	(20,301)
Capitalized interest	11,968	35	(967)	11,036	10,488	548	—	11,036

Total interest expense	(204,289)	(3,201)	34,724	(172,766)	(139,504)	(12,961)	(20,301)	(172,766)

Deficit distributions to minority partners	(6,282)	—	—	(6,282)	(5,619)	(663)	—	(6,282)
Equity in losses of unconsolidated real estate partnerships	(2,436)	2,436	—	—	—	—	—	—
Impairment losses related to real estate partnerships	971	—	—	971	1,042	(71)	—	971
Gain on dispositions of real estate related to unconsolidated entities and other	13,756	—	—	13,756	7,353	6,403	—	13,756

Income before minority interests and discontinued operations	(3,403)	—	5,718	2,315	23,469	17,706	(38,860)	2,315
Minority interests:
Minority interest in consolidated real estate partnerships	5,718	—	(5,718)	—	—	—	—	—
Minority interest in Aimco Operating Partnership	735	—	—	735	(2,316)	(1,748)	4,799	735

Total minority interests	6,453	—	(5,718)	735	(2,316)	(1,748)	4,799	735

Income from continuing operations	3,050	—	—	3,050	21,153	15,958	(34,061)	3,050
Income (loss) from discontinued operations, net	116,112	—	—	116,112	110,560	5,552	—	116,112

Net income	$119,162	$—	$—	$119,162	$131,713	$21,510	$(34,061)	$119,162

(1)	See definitions and descriptions in Glossary

(2)	Same store amounts in this schedule may differ from the same store amounts in Schedules 6a-6b. Any such differences are the result of (a) certain variations in the treatment of intercompany eliminations in GAAP versus non-GAAP measures and (b) the effect of changing ownership percentages over time due to Aimco’s acquisition of additional partnership interests.

Supplemental Schedule 2(b) (continued)
Business Component Proportionate Income Statement Presentation
Six Months Ended June 30, 2006
(in thousands) (unaudited)

	Proportionate				Proportionate
	Consolidated				Consolidated
	Income		Aimco		Income
	Statement	Conventional	Capital	Corporate	Statement
Reconciliation of Net Income to FFO, AFFO and FCF:
Net income (see above)	$119,162	$131,713	$21,510	$(34,061)	$119,162
Proportionate share of depreciation and amortization	204,872	180,174	24,698	—	204,872
Depreciation and amortization related to non-real estate assets	(9,268)	(6,682)	(2,586)	—	(9,268)
Deficit distributions to minority partners	6,282	5,619	663	—	6,282
Gain on dispositions of real estate related to unconsolidated entities and other	(13,756)	(7,353)	(6,403)	—	(13,756)
Gain on dispositions of non-depreciable assets	6,371	6,371	—	—	6,371
Discontinued operations	(126,596)	(120,379)	(6,217)	—	(126,596)
Minority interest in Aimco Operating Partnership’s share of adjustments	(6,699)	(5,697)	(1,002)	—	(6,699)
Preferred stock dividends	(40,514)	—	—	(40,514)	(40,514)
Redemption related preferred stock issuance costs	(2,574)	—	—	(2,574)	(2,574)
Dividends/distributions on dilutive preferred securities	123	—	—	123	123

FFO Attributable to Common Stockholders - Diluted	$137,403	$183,766	$30,663	$(77,026)	$137,403

Capital Replacements	(37,525)	(34,409)	(3,116)	—	(37,525)
Impairment losses related to real estate partnerships	(971)	(1,042)	71	—	(971)
(Recovery of impairment losses) impairment losses on real estate assets sold or held for sale	8	418	(410)	—	8
Redemption related preferred stock issuance costs	2,574	—	—	2,574	2,574
Minority interest in Aimco Operating Partnership’s share of adjustments	3,542	3,224	318	—	3,542
Dividends/distributions on non-dilutive preferred securities	(123)	—	—	(123)	(123)

AFFO Attributable to Common Stockholders - Diluted	$104,908	$151,957	$27,526	$(74,575)	$104,908

Interest expense	172,766	139,504	12,961	20,301	172,766
Discontinued operations	17,177	14,944	2,233	—	17,177
Preferred stock dividends	40,514	—	—	40,514	40,514
Minority interest in Aimco Operating Partnership	(735)	2,316	1,748	(4,799)	(735)
Minority interest in Aimco Operating Partnership’s share of adjustments	3,157	2,473	684	—	3,157

Free Cash Flow (FCF, see Glossary for updated definition)	$337,786	$311,194	$45,152	$(18,559)	$337,786

FCF Breakdown:
Real estate	335,420
Property management	3,328
Activity and asset management	16,002
Interest income	24,500
Provision for losses on notes receivable	(764)
General and administrative expenses	(45,095)
Other (expenses) income, net	591
Discontinued operations	6,700
Gain on dispositions of non-depreciable assets	6,371
Depreciation and amortization related to non-real estate assets	(9,268)

Total FCF	$337,786

	For the Six Months Ended June 30, 2006
	FFO	AFFO	FCF
Reconciliation of Net Income to FFO, AFFO and FCF:
Net income	$119,162	$119,162	$119,162
Total interest expense after minority partners’ share	—	—	172,766
Preferred stock dividends	(40,514)	(40,514)	—
Redemption related preferred stock issuance costs	(2,574)	—	—
Proportionate share of depreciation and amortization	204,872	204,872	204,872
Depreciation and amortization related to non-real estate assets	(9,268)	(9,268)	(9,268)
Gain on dispositions of real estate related to unconsolidated entities and other	(13,756)	(13,756)	(13,756)
Gain on dispositions of non-depreciable assets	6,371	6,371	6,371
Impairment losses related to real estate partnerships	—	(971)	(971)
Discontinued operations:
Minority interest in Aimco operating partnership and interest expense, net of minority partners’ interest	—	—	17,177
Depreciation of rental property, net of minority partners’ interest	4,403	4,403	4,403
Gain on dispositions of real estate, net of minority partners’ interest	(142,571)	(142,571)	(142,571)
Recovery of impairment losses on real estate assets sold or held for sale	—	8	8
Recovery of deficit distributions to minority partners	(16,415)	(16,415)	(16,415)
Income tax arising from dispositions	27,986	27,986	27,986
Deficit distributions to minority partners	6,282	6,282	6,282
Capital Replacements	—	(37,525)	(37,525)
Dividends/distributions on dilutive preferred securities	123	—	—
Minority interest in Aimco Operating Partnership’s share of above adjustments	(6,699)	(3,157)	—
Minority interest in Aimco Operating Partnership	—	—	(735)

Total	$137,403	$104,908	$337,786

Supplemental Schedule 3
Business Component Proportionate Balance Sheet Presentation
As of June 30, 2006
(in thousands) (unaudited)

	Consolidated	Total						Total
	GAAP	Proportionate		Proportionate				Proportionate
	Balance Sheet	Share of	Minority	Consolidated				Consolidated
	as of	Unconsolidated	Partners’	Balance		Aimco		Balance
	June 30, 2006	Partnerships [a]	Interest [b]	Sheet [c]	Conventional	Capital	Corporate	Sheet [c]
ASSETS
Buildings and improvements	$9,621,985	$101,446	$(1,851,394)	$7,872,037	$7,228,765	$643,272	$—	$7,872,037
Land	2,337,304	19,401	(152,933)	2,203,772	2,121,744	82,028	—	2,203,772
Accumulated depreciation	(2,807,340)	(36,168)	999,259	(1,844,249)	(1,671,688)	(172,561)	—	(1,844,249)

NET REAL ESTATE	9,151,949	84,679	(1,005,068)	8,231,560	7,678,821	552,739	—	8,231,560
Cash and cash equivalents	323,463	3,742	(78,921)	248,284	203,951	44,333	—	248,284
Restricted cash	341,267	6,423	(104,052)	243,638	160,078	83,560	—	243,638
Accounts receivable	65,830	824	—	66,654	42,952	23,702	—	66,654
Accounts receivable from affiliates	24,984	—	—	24,984	1,839	23,145	—	24,984
Deferred financing costs	74,529	—	—	74,529	58,757	15,772	—	74,529
Notes receivable from unconsolidated real estate partnerships	45,705	—	—	45,705	7,023	38,682	—	45,705
Notes receivable from non-affiliates	51,497	—	—	51,497	17,337	34,160	—	51,497
Investment in unconsolidated real estate partnerships	59,036	(5,891)	—	53,145	16,144	37,001	—	53,145
Other assets	221,155 [d]	14,764	—	235,919	111,513	124,406	—	235,919
Assets held for sale	32,981	—	—	32,981	32,825	156	—	32,981

TOTAL ASSETS	$10,392,396	$104,541	$(1,188,041)	$9,308,896	$8,331,240	$977,656	$—	$9,308,896

LIABILITIES AND STOCKHOLDERS’ EQUITY
Property tax-exempt bond financing	$1,043,755	$151	$(69,314)	$974,592	$952,211	$22,381	$—	$974,592
Property loans payable	5,163,064	93,333	(1,009,220)	4,247,177	3,824,977	422,200	—	4,247,177
Term loans	400,000	—	—	400,000	—	—	400,000	400,000
Credit facility	—	—	—	—	—	—	—	—

TOTAL INDEBTEDNESS	6,606,819	93,484	(1,078,534)	5,621,769	4,777,188	444,581	400,000	5,621,769
Accounts payable	30,460	11,057	—	41,517	36,102	5,415	—	41,517
Accrued liabilities and other	396,474	—	—	396,474	213,115	183,359	—	396,474
Deferred income	98,814	—	—	98,814	93,878	4,936	—	98,814
Security deposits	43,851	—	—	43,851	37,972	5,879	—	43,851
Deferred income tax liability, net	6,219	—	—	6,219	6,219	—	—	6,219
Liabilities related to assets held for sale	18,135	—	—	18,135	18,135	—	—	18,135

TOTAL LIABILITIES	7,200,772	104,541	(1,078,534)	6,226,779	5,182,609	644,170	400,000	6,226,779

Minority interest in consolidated real estate partnerships	268,629	—	(109,507)	159,122	255,820	(96,698)	—	159,122
Minority interest in Aimco Operating Partnership	206,255	—	—	206,255	—	—	206,255	206,255

NET OPERATING ASSETS		$—	$—	2,716,740	2,892,811	430,184	(606,255)	2,716,740

STOCKHOLDERS’ EQUITY
Class A Common Stock	972
Additional paid-in capital	3,131,677
Perpetual preferred stock	897,000
Convertible preferred stock	100,000
Distributions in excess of earnings	(1,405,277)
Notes due on common stock purchases	(7,632)

TOTAL STOCKHOLDERS’ EQUITY	2,716,740

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,392,396

[a]	Total of Aimco’s proportionate share of selected unconsolidated balance sheet data.

[b]	Total of minority partners’ share of selected balance sheet data. Additionally, Aimco has notes receivable from consolidated partnerships which are eliminated in the GAAP balance sheet. The minority partners’ share of amounts payable to Aimco pursuant those notes is $249.9 million.

[c]	Aimco’s proportionate consolidated balance sheet, which includes the GAAP balance sheet as of June 30, 2006, plus Aimco’s proportionate share of selected unconsolidated balance sheet data and less minority partners’ share of selected balance sheet data.

[d]	Other assets includes $81.9 million related to goodwill and $11.5 million related to investment in management contracts.

Supplemental Schedule 4
Share Data
As of June 30, 2006
(in thousands)
(unaudited)

					Current Quarter	Current Quarter	Current Quarter
				Shares/Units	Weighted Average	Weighted Average	Weighted Average
	Redemption			Outstanding	Outstanding Shares	Outstanding Shares	Outstanding Shares
	Date (1)	Coupon	Amount	As of June 30, 2006	(EPS)	(FFO)	(AFFO)
Class A Common Stock				97,171	96,071 (2)	96,071 (2)	96,071 (2)
Common Partnership Units and equivalents				10,253 (7)	—	—	—
Other dilutive common stock equivalents				—	—	1,404	1,404

Total				107,424	96,071	97,475	97,475

Perpetual Preferred Stock (3):
Class G	7/15/2008	9.375%	$101,250	4,050	—	—	—
Class R	7/20/2006	10.00%	173,500	6,940	—	—	—
Class T	7/31/2008	8.00%	150,000	6,000	—	—	—
Class U	3/24/2009	7.75%	200,000	8,000	—	—	—
Class V	9/29/2009	8.00%	86,250	3,450	—	—	—
Class Y	12/21/2009	7.875%	86,250	3,450	—	—	—
Series A Community Reinvestment Act	6/30/2011	6.750%	100,000	— (5)

Total perpetual preferred stock			897,250	31,890	—	—	—

Convertible Preferred Stock:
Class W (4)	9/30/2007	8.10%	100,000	1,905	—	—	—

Total convertible preferred stock			100,000	1,905	—	—	—

Preferred Partnership Units (6)		8.05%	89,486	3,268	—	91	—

Total preferred securities			$1,086,736	37,063	—	91	—

Total common, common equivalents and dilutive securities					96,071	97,566	97,475

(1)	The redemption date is the date the securities are first eligible for redemption by Aimco.

(2)	Includes a deduction of 1,140 for non-recourse shares and unvested restricted stock.

(3)	Preferred stock amounts are shown gross of any eliminations necessary for the GAAP Consolidated Balance Sheet.

(4)	Conversion ratio for Class W is 1.0 to 1.0.

(5)	Represents 200 shares at a liquidation preference per share of $500,000. The dividend rate is a variable rate per annum equal to the Three-Month LIBOR Rate plus 1.25%, calculated as of the beginning of each quarterly dividend period.

(6)	Coupon is based on a weighted average.

(7)	Consists of 7,874,000 Common Partnership Units and 2,379,000 Class I High Performance Partnership Units.

Supplemental Schedule 5

Selected Debt Structure and Maturity Data
As of June 30, 2006
(dollars in thousands)
(unaudited)

I. Debt Balances and Data

					Weighted
		Proportionate			Average
		Share of	Minority	Total Aimco	Maturity	Weighted
Debt	Consolidated	Unconsolidated	Interest	Share	(years)	Average Rate
Property Debt (primarily non-recourse):

Conventional Portfolio:
Fixed rate loans payable	$3,906,885	$43,264	$(610,749)	$3,339,400	10.9	6.55%
Floating rate loans payable	543,977	—	(58,400)	485,577	2.4	6.33%

Total property loans payable:	4,450,862	43,264	(669,149)	3,824,977	9.8	6.52%
Fixed rate tax-exempt bonds	241,304	—	(9,753)	231,551	17.3	5.98%
Floating rate tax-exempt bonds	726,077	—	(5,418)	720,659	11.2	4.24%

Total property tax-exempt bond financing:	967,381	—	(15,171)	952,210	12.7	4.66%

Total Property Debt on Conventional Portfolio	5,418,243	43,264	(684,320)	4,777,187	10.4	6.15%

Affordable Portfolio:
Fixed rate loans payable	698,378	41,941	(334,836)	405,483	17.1	5.51%
Floating rate loans payable	13,824	8,128	(5,235)	16,717	2.7	4.98%

Total property loans payable:	712,202	50,069	(340,071)	422,200	16.6	5.49%
Fixed rate tax-exempt bonds	76,374	151	(54,143)	22,382	25.3	3.92%
Floating rate tax-exempt bonds	—	—	—	—	—

Total property tax-exempt bond financing:	76,374	151	(54,143)	22,382	25.3	3.92%

Total Property Debt on Affordable Portfolio	788,576	50,220	(394,214)	444,582	17.0	5.41%

Total Property Debt (1)	$6,206,819	$93,484	$(1,078,534)	$5,221,769	10.9	6.09%

Corporate Debt:
Term Loan	$400,000	$—	$—	$400,000	—	6.64%
Credit Facility	—	—	—	—	—

Total Corporate Debt	$400,000	$—	$—	$400,000	—	6.64%

Total Debt	$6,606,819	$93,484	$(1,078,534)	$5,621,769	—	6.13%

(1)	The total consolidated property debt shown above excludes $18.0 million of consolidated property debt, with a weighted average interest rate of 6.98%, classified as liabilities related to assets held for sale on Aimco’s consolidated balance sheet.

II. Debt Maturities

Consolidated Property Debt				Percent	Average
	Amortization	Maturities	Total	of Total	Rate
Q3 2006	$48,177	$21,412	$69,589	1.1%	8.43%
Q4 2006	44,215	228,456	272,671	4.4%	6.35%
Q1 2007	47,117	21,418	68,535	1.1%	6.60%
Q2 2007	47,946	15,294	63,240	1.0%	4.80%
Q3 2007	48,369	147,328	195,697	3.2%	6.26%
Q4 2007	49,221	119,116	168,337	2.7%	6.57%
Q1 2008	42,370	103,860	146,230	2.4%	7.88%
Q2 2008	42,687	68,273	110,960	1.8%	5.96%
2008 remaining	76,311	153,481	229,792	3.7%	5.69%
2009	156,916	375,787	532,703	8.6%	5.27%
2010	162,138	177,039	339,177	5.5%	6.43%
Thereafter			4,009,888	64.6%

Total Property Debt:			$6,206,819	100.0%

Corporate Debt				Percent	Average
	Amortization	Maturities	Total	of Total	Rate
2011	$—	$400,000	$400,000	100.0%	6.64%

Total Corporate Debt:	$—	$400,000	$400,000	100.0%	6.64%

Supplemental Schedule 5 (continued)

Selected Debt Structure and Maturity Data
As of June 30, 2006
(in millions)
(unaudited)

III. Loan Closings

SECOND QUARTER LOAN CLOSINGS	Original	New	Aimco	Aimco	Aimco
	Loan	Loan	Share	Share	Net	Prior	New
Property Loan Type (all non-recourse)	Amount	Amount	Original Loan	New Loan	Proceeds (1)	Rate	Rate
Refinancings:

Fixed Rate	$149.8	$270.0	$146.2	$257.1	$107.6	5.95%	5.69%

Floating Rate	5.1	8.0	5.1	8.0	2.8	8.50%	5.84%

Affordable, Mark-to-Market and Other	3.7	17.8	3.1	13.5	11.5	6.00%	5.49%

Loans Relating to Acquisitions:

Fixed Rate	—	13.4	—	6.6	6.4	—	5.95%

Floating Rate	—	—	—	—	—	—	—

Totals	$158.6	$309.2	$154.4	$285.2	$128.3	6.03%	5.70%

YEAR-TO-DATE LOAN CLOSINGS	Original	New	Aimco	Aimco	Aimco
	Loan	Loan	Share	Share	Net	Prior	New
Property Loan Type (all non-recourse)	Amount	Amount	Original Loan	New Loan	Proceeds (1)	Rate	Rate
Refinancings:

Fixed Rate	$257.1	$538.5	$249.5	$518.9	$264.1	5.92%	5.63%

Floating Rate	45.2	108.6	40.3	105.9	64.6	7.93%	5.53%

Affordable, Mark-to-Market and Other	5.7	20.4	3.6	14.0	11.5	6.39%	5.10%

Loans Relating to Acquisitions:

Fixed Rate	—	13.4	—	6.6	6.4	—	5.95%

Floating Rate	—	—	—	—	—	—	—

Totals	$308.0	$680.9	$293.4	$645.4	$346.6	6.23%	5.60%

(1)	Aimco net proceeds is after transaction costs and any release of escrow funds.

IV. Capitalization

	December 31, 2005		March 31, 2006		June 30, 2006
	Amount	Percent	Amount	Percent	Amount	Percent
Corporate debt	$617	6%	$442	4%	$400	4%
Property debt (Aimco’s share)	5,156	49%	5,188	46%	5,222	48%

Total Debt	5,773	55%	5,630	50%	5,622	52%

Less: Cash and restricted cash	(379)	-4%	(406)	-4%	(492)	-5%

Net Debt	5,394	51%	5,224	46%	5,130	47%

Preferred equity	1,101	10%	987	9%	1,087	10%

Common equity at market (1)	4,017	39%	5,041	45%	4,668	43%

Total Capitalization	$10,512	100%	$11,252	100%	$10,885	100%

(1)	Common equity at market at June 30, 2006 was calculated using 107.424 million shares of Class A Common Stock and common partnership units outstanding multiplied by the closing price of $43.45 per share/unit on June 30, 2006.

V. Credit Ratings

Moody’s Investor Service	Senior Unsecured Shelf	(P)Ba1 (stable outlook)
Standard and Poors	Corporate Credit Rating	BB+ (stable outlook)
Fitch	Bank Credit Facility	BBB- (stable outlook)

Supplemental Schedule 6(a)

Same Store Sales
Second Quarter 2006 Compared to Second Quarter 2005
(unaudited) (in thousands, except site and unit data)

													Change
					Three Months Ended				Three Months Ended
					June 30, 2006				June 30, 2005				Revenue		Expenses		NOI
	Sites	Units		Ownership	Revenue	Expenses	NOI	Occ %	Revenue	Expenses	NOI	Occ %	Amount	Percent	Amount	Percent	Amount	Percent
California
Bay Area & Sacramento	5	1,291		44%	$1,815	$650	$1,165		$1,663	$711	$952		$152	9.1%	$(61)	-8.6%	$213	22.4%
Los Angeles-Long Beach — Ventura	12	2,638		88%	13,017	4,082	8,935		11,713	3,913	7,800		1,304	11.1%	169	4.3%	1,135	14.6%
Orange County — Riverside	7	1,651		83%	5,487	1,625	3,862		5,037	1,525	3,512		450	8.9%	100	6.6%	350	10.0%
San Diego	5	1,719		92%	5,221	1,688	3,533		5,006	1,610	3,396		215	4.3%	78	4.8%	137	4.0%

	29	7,299		80.1%	25,540	8,045	17,495	96.2%	23,419	7,759	15,660	95.0%	2,121	9.1%	286	3.7%	1,835	11.7%
Florida
Jacksonville	2	592		100%	1,322	521	801		1,255	476	779		67	5.3%	45	9.5%	22	2.8%
Miami/Fort Lauderdale	10	3,225		84%	10,170	4,086	6,084		9,066	3,650	5,416		1,104	12.2%	436	11.9%	668	12.3%
Orlando — Daytona	21	5,390		93%	12,227	4,974	7,253		11,004	4,638	6,366		1,223	11.1%	336	7.2%	887	13.9%
Tampa-St. Petersburg	16	3,983		70%	6,574	2,706	3,868		5,861	2,430	3,431		713	12.2%	276	11.4%	437	12.7%
West Palm Beach-Boca	5	1,505		100%	4,347	1,785	2,562		3,914	1,525	2,389		433	11.1%	260	17.0%	173	7.2%

	54	14,695		85.8%	34,640	14,072	20,568	96.3%	31,100	12,719	18,381	96.3%	3,540	11.4%	1,353	10.6%	2,187	11.9%
Midwest
Chicago	20	5,708		82%	13,592	6,045	7,547		12,659	5,647	7,012		933	7.4%	398	7.0%	535	7.6%
Cincinnati — Dayton	8	1,659		55%	2,115	928	1,187		2,027	915	1,112		88	4.3%	13	1.4%	75	6.7%
Columbus	9	2,012		72%	2,628	1,365	1,263		2,281	1,457	824		347	15.2%	(92)	-6.3%	439	53.3%
Detroit — Ann Arbor	6	1,665		62%	2,093	1,089	1,004		2,030	1,063	967		63	3.1%	26	2.4%	37	3.8%
Grand Rapids-Lansing	11	4,402		67%	5,437	2,752	2,685		5,158	2,981	2,177		279	5.4%	(229)	-7.7%	508	23.3%
Indianapolis	24	9,518		92%	14,920	7,620	7,300		13,820	7,885	5,935		1,100	8.0%	(265)	-3.4%	1,365	23.0%
Minneapolis — St. Paul	4	1,222		80%	3,234	1,412	1,822		2,896	1,432	1,464		338	11.7%	(20)	-1.4%	358	24.5%
Midwest other	8	1,945		48%	1,828	832	996		1,709	798	911		119	7.0%	34	4.3%	85	9.3%

	90	28,131		77.0%	45,847	22,043	23,804	93.7%	42,580	22,178	20,402	89.3%	3,267	7.7%	(135)	-0.6%	3,402	16.7%
Northeast
Baltimore	10	2,607		90%	7,336	2,985	4,351		6,841	2,597	4,244		495	7.2%	388	14.9%	107	2.5%
New England	16	5,745		100%	19,603	7,001	12,602		19,112	7,211	11,901		491	2.6%	(210)	-2.9%	701	5.9%
Philadelphia	11	4,721		85%	13,745	5,037	8,708		12,812	4,882	7,930		933	7.3%	155	3.2%	778	9.8%
Washington	18	9,066		90%	26,367	9,364	17,003		25,313	9,213	16,100		1,054	4.2%	151	1.6%	903	5.6%

	55	22,139		91.7%	67,051	24,387	42,664	95.3%	64,078	23,903	40,175	94.8%	2,973	4.6%	484	2.0%	2,489	6.2%
Southeast
Atlanta	13	3,510		86%	6,018	3,090	2,928		5,798	3,187	2,611		220	3.8%	(97)	-3.0%	317	12.1%
Savannah/Augusta	2	416		100%	944	337	607		863	340	523		81	9.4%	(3)	-0.9%	84	16.1%
Charlotte-Gastonia	5	1,100		90%	1,559	949	610		1,504	907	597		55	3.7%	42	4.6%	13	2.2%
Columbia/Charleston	6	1,238		70%	1,638	816	822		1,433	809	624		205	14.3%	7	0.9%	198	31.7%
Nashville	8	2,492		75%	4,131	1,886	2,245		3,822	1,692	2,130		309	8.1%	194	11.5%	115	5.4%
Norfolk	10	3,161		81%	7,129	2,484	4,645		6,599	2,362	4,237		530	8.0%	122	5.2%	408	9.6%
Raleigh-Durham-Chapel Hill	7	2,046		76%	2,719	1,415	1,304		2,524	1,390	1,134		195	7.7%	25	1.8%	170	15.0%
Richmond — Petersburg	3	744		80%	1,338	483	855		1,244	471	773		94	7.6%	12	2.5%	82	10.6%
Southeast other	12	2,617		81%	4,065	1,957	2,108		3,656	1,857	1,799		409	11.2%	100	5.4%	309	17.2%

	66	17,324		80.6%	29,541	13,417	16,124	92.1%	27,443	13,015	14,428	89.6%	2,098	7.6%	402	3.1%	1,696	11.8%
Texas
Austin-San Marcos	11	2,417		94%	4,331	2,280	2,051		4,074	2,104	1,970		257	6.3%	176	8.4%	81	4.1%
Dallas-Fort Worth	22	5,847		78%	8,402	4,451	3,951		7,583	3,947	3,636		819	10.8%	504	12.8%	315	8.7%
Houston — Galveston	36	9,570		69%	12,202	6,487	5,715		10,637	5,947	4,690		1,565	14.7%	540	9.1%	1,025	21.9%
San Antonio	9	1,951		92%	3,019	1,559	1,460		2,800	1,376	1,424		219	7.8%	183	13.3%	36	2.5%
Texas other	3	763		65%	905	408	497		825	369	456		80	9.7%	39	10.6%	41	9.0%

	81	20,548		76.6%	28,859	15,185	13,674	93.5%	25,919	13,743	12,176	86.6%	2,940	11.3%	1,442	10.5%	1,498	12.3%
West
Denver	22	4,813		84%	8,965	3,903	5,062		8,188	3,836	4,352		777	9.5%	67	1.7%	710	16.3%
Phoenix-Mesa	21	5,671		93%	10,376	4,792	5,584		9,234	4,495	4,739		1,142	12.4%	297	6.6%	845	17.8%
Salt Lake City-Ogden	4	1,511		86%	2,394	940	1,454		2,180	966	1,214		214	9.8%	(26)	-2.7%	240	19.8%
Seattle	4	468		59%	723	336	387		648	316	332		75	11.5%	20	6.3%	55	16.5%
West other	8	2,296		86%	3,649	1,655	1,994		3,346	1,541	1,805		303	9.1%	114	7.4%	189	10.5%

	59	14,759		87.3%	26,107	11,626	14,481	94.6%	23,596	11,154	12,442	89.9%	2,511	10.6%	472	4.2%	2,039	16.4%

SAME STORE SALES TOTALS	434	124,895	(2)	82.5%	$257,585	$108,775	$148,810	94.3%	$238,135	$104,471	$133,664	91.1%	$19,450	8.2%	$4,304	4.1%	$15,146	11.3%

Reconciliation to total rental and other property revenues and property operating expense per GAAP Income Statement (1)					161,649	81,710	79,939		106,524	56,236	50,288

Total rental and other property revenues and property operating expense per GAAP income statement					$419,234	$190,485	$228,749		$344,659	$160,707	$183,952

(1)	Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

(2)	Same Store Effective Units were approximately 103,000 at June 30, 2006.

Supplemental Schedule 6(b)

Same Store Sales
Second Quarter 2006 Compared to First Quarter 2006
(unaudited) (in thousands, except site and unit data)

													Change
					Three Months Ended				Three Months Ended
					June 30, 2006				March 31, 2006				Revenue		Expenses		NOI
	Sites	Units		Ownership	Revenue	Expenses	NOI	Occ %	Revenue	Expenses	NOI	Occ %	Amount	Percent	Amount	Percent	Amount	Percent
California
Bay Area & Sacramento	5	1,291		44%	$1,815	$650	$1,165		$1,767	$690	$1,077		$48	2.7%	$(40)	-5.8%	$88	8.2%
Los Angeles-Long Beach — Ventura	12	2,638		88%	13,017	4,082	8,935		12,645	4,209	8,436		372	2.9%	(127)	-3.0%	499	5.9%
Orange County — Riverside	7	1,651		83%	5,487	1,625	3,862		5,407	1,646	3,761		80	1.5%	(21)	-1.3%	101	2.7%
San Diego	5	1,719		92%	5,221	1,688	3,533		5,112	1,686	3,426		109	2.1%	2	0.1%	107	3.1%

	29	7,299		80.1%	25,540	8,045	17,495	96.2%	24,931	8,231	16,700	95.9%	609	2.4%	(186)	-2.3%	795	4.8%
Florida
Jacksonville	2	592		100%	1,322	521	801		1,313	498	815		9	0.7%	23	4.6%	(14)	-1.7%
Miami/Fort Lauderdale	10	3,225		84%	10,170	4,086	6,084		9,925	3,963	5,962		245	2.5%	123	3.1%	122	2.0%
Orlando — Daytona	21	5,390		93%	12,227	4,974	7,253		12,074	4,949	7,125		153	1.3%	25	0.5%	128	1.8%
Tampa-St. Petersburg	16	3,983		70%	6,574	2,706	3,868		6,409	2,679	3,730		165	2.6%	27	1.0%	138	3.7%
West Palm Beach-Boca	5	1,505		100%	4,347	1,785	2,562		4,310	1,641	2,669		37	0.9%	144	8.8%	(107)	-4.0%

	54	14,695		85.8%	34,640	14,072	20,568	96.3%	34,031	13,730	20,301	97.8%	609	1.8%	342	2.5%	267	1.3%
Midwest
Chicago	20	5,708		82%	13,592	6,045	7,547		13,308	6,510	6,798		284	2.1%	(465)	-7.1%	749	11.0%
Cincinnati — Dayton	8	1,659		55%	2,115	928	1,187		2,018	1,054	964		97	4.8%	(126)	-12.0%	223	23.1%
Columbus	9	2,012		72%	2,628	1,365	1,263		2,562	1,571	991		66	2.6%	(206)	-13.1%	272	27.4%
Detroit — Ann Arbor	6	1,665		62%	2,093	1,089	1,004		2,179	1,097	1,082		(86)	-3.9%	(8)	-0.7%	(78)	-7.2%
Grand Rapids-Lansing	11	4,402		67%	5,437	2,752	2,685		5,434	2,807	2,627		3	0.1%	(55)	-2.0%	58	2.2%
Indianapolis	24	9,518		92%	14,920	7,620	7,300		14,819	7,009	7,810		101	0.7%	611	8.7%	(510)	-6.5%
Minneapolis — St. Paul	4	1,222		80%	3,234	1,412	1,822		3,184	1,603	1,581		50	1.6%	(191)	-11.9%	241	15.2%
Midwest other	8	1,945		48%	1,828	832	996		1,822	887	935		6	0.3%	(55)	-6.2%	61	6.5%

	90	28,131		77.0%	45,847	22,043	23,804	93.7%	45,326	22,538	22,788	94.1%	521	1.1%	(495)	-2.2%	1,016	4.5%
Northeast
Baltimore	10	2,607		90%	7,336	2,985	4,351		7,126	3,175	3,951		210	2.9%	(190)	-6.0%	400	10.1%
New England	16	5,745		100%	19,603	7,001	12,602		19,300	7,712	11,588		303	1.6%	(711)	-9.2%	1,014	8.8%
Philadelphia	11	4,721		85%	13,745	5,037	8,708		13,521	5,478	8,043		224	1.7%	(441)	-8.1%	665	8.3%
Washington	18	9,066		90%	26,367	9,364	17,003		26,030	10,149	15,881		337	1.3%	(785)	-7.7%	1,122	7.1%

	55	22,139		91.7%	67,051	24,387	42,664	95.3%	65,977	26,514	39,463	95.7%	1,074	1.6%	(2,127)	-8.0%	3,201	8.1%
Southeast
Atlanta	13	3,510		86%	6,018	3,090	2,928		6,029	3,109	2,920		(11)	-0.2%	(19)	-0.6%	8	0.3%
Savannah/Augusta	2	416		100%	944	337	607		891	324	567		53	5.9%	13	4.0%	40	7.1%
Charlotte-Gastonia	5	1,100		90%	1,559	949	610		1,472	950	522		87	5.9%	(1)	-0.1%	88	16.9%
Columbia/Charleston	6	1,238		70%	1,638	816	822		1,593	845	748		45	2.8%	(29)	-3.4%	74	9.9%
Nashville	8	2,492		75%	4,131	1,886	2,245		4,073	1,883	2,190		58	1.4%	3	0.2%	55	2.5%
Norfolk	10	3,161		81%	7,129	2,484	4,645		6,799	2,383	4,416		330	4.9%	101	4.2%	229	5.2%
Raleigh-Durham-Chapel Hill	7	2,046		76%	2,719	1,415	1,304		2,600	1,468	1,132		119	4.6%	(53)	-3.6%	172	15.2%
Richmond — Petersburg	3	744		80%	1,338	483	855		1,339	463	876		(1)	-0.1%	20	4.3%	(21)	-2.4%
Southeast other	12	2,617		81%	4,065	1,957	2,108		3,983	1,944	2,039		82	2.1%	13	0.7%	69	3.4%

	66	17,324		80.6%	29,541	13,417	16,124	92.1%	28,779	13,369	15,410	91.4%	762	2.6%	48	0.4%	714	4.6%
Texas
Austin-San Marcos	11	2,417		94%	4,331	2,280	2,051		4,271	2,292	1,979		60	1.4%	(12)	-0.5%	72	3.6%
Dallas-Fort Worth	22	5,847		78%	8,402	4,451	3,951		8,329	4,499	3,830		73	0.9%	(48)	-1.1%	121	3.2%
Houston — Galveston	36	9,570		69%	12,202	6,487	5,715		12,060	6,611	5,449		142	1.2%	(124)	-1.9%	266	4.9%
San Antonio	9	1,951		92%	3,019	1,559	1,460		3,025	1,454	1,571		(6)	-0.2%	105	7.2%	(111)	-7.1%
Texas other	3	763		65%	905	408	497		885	432	453		20	2.3%	(24)	-5.6%	44	9.7%

	81	20,548		76.6%	28,859	15,185	13,674	93.5%	28,570	15,288	13,282	94.0%	289	1.0%	(103)	-0.7%	392	3.0%
West
Denver	22	4,813		84%	8,965	3,903	5,062		8,943	3,934	5,009		22	0.2%	(31)	-0.8%	53	1.1%
Phoenix-Mesa	21	5,671		93%	10,376	4,792	5,584		10,244	4,342	5,902		132	1.3%	450	10.4%	(318)	-5.4%
Salt Lake City-Ogden	4	1,511		86%	2,394	940	1,454		2,365	979	1,386		29	1.2%	(39)	-4.0%	68	4.9%
Seattle	4	468		59%	723	336	387		685	329	356		38	5.5%	7	2.1%	31	8.7%
West other	8	2,296		86%	3,649	1,655	1,994		3,565	1,650	1,915		84	2.4%	5	0.3%	79	4.1%

	59	14,759		87.3%	26,107	11,626	14,481	94.6%	25,802	11,234	14,568	95.7%	305	1.2%	392	3.5%	(87)	-0.6%

SAME STORE SALES TOTALS	434	124,895	(2)	82.5%	$257,585	$108,775	$148,810	94.3%	$253,416	$110,904	$142,512	94.7%	$4,169	1.6%	$(2,129)	-1.9%	$6,298	4.4%

Reconciliation to total rental and other property revenues and property operating expense per GAAP Income Statement (1)					161,649	81,710	79,939		157,476	87,151	70,325

Total rental and other property revenues and property operating expense per GAAP Income Statement					$419,234	$190,485	$228,749		$410,892	$198,055	$212,837

(1)	Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

(2)	Same Store Effective Units were approximately 103,000 at June 30, 2006.

Supplemental Schedule 6(c)

Same Store Sales
Six Months Ended 2006 Compared to Six Months Ended 2005
(unaudited) (in thousands, except site and unit data)

													Change
					Six Months Ended				Six Months Ended
					June 30, 2006				June 30, 2005				Revenue		Expenses		NOI
	Sites	Units		Ownership	Revenue	Expenses	NOI	Occ %	Revenue	Expenses	NOI	Occ %	Amount	Percent	Amount	Percent	Amount	Percent
California
Bay Area & Sacramento	5	1,291		44%	$3,583	$1,340	$2,243		$3,318	$1,388	$1,930		$265	8.0%	$(48)	-3.5%	$313	16.2%
Los Angeles-Long Beach — Ventura	12	2,638		88%	25,663	8,291	17,372		23,135	7,622	15,513		2,528	10.9%	669	8.8%	1,859	12.0%
Orange County — Riverside	7	1,651		83%	10,894	3,271	7,623		10,019	3,069	6,950		875	8.7%	202	6.6%	673	9.7%
San Diego	5	1,719		92%	10,333	3,375	6,958		9,959	3,164	6,795		374	3.8%	211	6.7%	163	2.4%

	29	7,299		80.1%	50,473	16,277	34,196	96.1%	46,431	15,243	31,188	95.0%	4,042	8.7%	1,034	6.8%	3,008	9.6%
Florida
Jacksonville	2	592		100%	2,635	1,019	1,616		2,484	943	1,541		151	6.1%	76	8.1%	75	4.9%
Miami/Fort Lauderdale	10	3,225		84%	20,095	8,049	12,046		17,835	7,381	10,454		2,260	12.7%	668	9.1%	1,592	15.2%
Orlando — Daytona	21	5,390		93%	24,301	9,923	14,378		21,766	9,277	12,489		2,535	11.6%	646	7.0%	1,889	15.1%
Tampa-St. Petersburg	16	3,983		70%	12,983	5,385	7,598		11,619	4,908	6,711		1,364	11.7%	477	9.7%	887	13.2%
West Palm Beach-Boca	5	1,505		100%	8,657	3,427	5,230		7,824	3,156	4,668		833	10.6%	271	8.6%	562	12.0%

	54	14,695		85.8%	68,671	27,803	40,868	97.0%	61,528	25,665	35,863	96.3%	7,143	11.6%	2,138	8.3%	5,005	14.0%
Midwest
Chicago	20	5,708		82%	26,900	12,555	14,345		25,100	11,496	13,604		1,800	7.2%	1,059	9.2%	741	5.4%
Cincinnati — Dayton	8	1,659		55%	4,132	1,983	2,149		4,014	1,766	2,248		118	2.9%	217	12.3%	(99)	-4.4%
Columbus	9	2,012		72%	5,190	2,935	2,255		4,528	2,555	1,973		662	14.6%	380	14.9%	282	14.3%
Detroit — Ann Arbor	6	1,665		62%	4,272	2,186	2,086		3,956	2,182	1,774		316	8.0%	4	0.2%	312	17.6%
Grand Rapids-Lansing	11	4,402		67%	10,871	5,559	5,312		10,344	5,697	4,647		527	5.1%	(138)	-2.4%	665	14.3%
Indianapolis	24	9,518		92%	29,739	14,628	15,111		27,215	14,841	12,374		2,524	9.3%	(213)	-1.4%	2,737	22.1%
Minneapolis — St. Paul	4	1,222		80%	6,418	3,015	3,403		5,932	2,939	2,993		486	8.2%	76	2.6%	410	13.7%
Midwest other	8	1,945		48%	3,650	1,719	1,931		3,408	1,596	1,812		242	7.1%	123	7.7%	119	6.6%

	90	28,131		77.0%	91,172	44,580	46,592	93.7%	84,497	43,072	41,425	89.2%	6,675	7.9%	1,508	3.5%	5,167	12.5%
Northeast
Baltimore	10	2,607		90%	14,462	6,160	8,302		13,516	5,466	8,050		946	7.0%	694	12.7%	252	3.1%
New England	15	5,505		100%	37,603	14,099	23,504		36,079	14,092	21,987		1,524	4.2%	7	0.0%	1,517	6.9%
Philadelphia	11	4,721		85%	27,266	10,514	16,752		25,340	10,061	15,279		1,926	7.6%	453	4.5%	1,473	9.6%
Washington	18	9,066		90%	52,398	19,513	32,885		50,023	18,703	31,320		2,375	4.7%	810	4.3%	1,565	5.0%

	54	21,899		91.6%	131,729	50,286	81,443	95.5%	124,958	48,322	76,636	94.7%	6,771	5.4%	1,964	4.1%	4,807	6.3%
Southeast
Atlanta	13	3,510		86%	12,048	6,198	5,850		11,541	6,033	5,508		507	4.4%	165	2.7%	342	6.2%
Savannah/Augusta	2	416		100%	1,835	662	1,173		1,705	643	1,062		130	7.6%	19	3.0%	111	10.5%
Charlotte-Gastonia	5	1,100		90%	3,031	1,899	1,132		3,023	1,745	1,278		8	0.3%	154	8.8%	(146)	-11.4%
Columbia/Charleston	6	1,238		70%	3,231	1,661	1,570		2,835	1,538	1,297		396	14.0%	123	8.0%	273	21.0%
Nashville	8	2,492		75%	8,204	3,769	4,435		7,589	3,215	4,374		615	8.1%	554	17.2%	61	1.4%
Norfolk	10	3,161		81%	13,928	4,867	9,061		12,903	4,538	8,365		1,025	7.9%	329	7.2%	696	8.3%
Raleigh-Durham-Chapel Hill	7	2,046		76%	5,319	2,883	2,436		5,065	2,679	2,386		254	5.0%	204	7.6%	50	2.1%
Richmond — Petersburg	3	744		80%	2,677	945	1,732		2,480	897	1,583		197	7.9%	48	5.4%	149	9.4%
Southeast other	12	2,617		81%	8,047	3,901	4,146		7,225	3,698	3,527		822	11.4%	203	5.5%	619	17.6%

	66	17,324		80.6%	58,320	26,785	31,535	91.7%	54,366	24,986	29,380	89.6%	3,954	7.3%	1,799	7.2%	2,155	7.3%
Texas
Austin-San Marcos	11	2,417		94%	8,601	4,573	4,028		8,087	4,207	3,880		514	6.4%	366	8.7%	148	3.8%
Dallas-Fort Worth	22	5,847		78%	16,730	8,949	7,781		15,100	8,114	6,986		1,630	10.8%	835	10.3%	795	11.4%
Houston — Galveston	36	9,570		69%	24,263	13,098	11,165		21,388	12,147	9,241		2,875	13.4%	951	7.8%	1,924	20.8%
San Antonio	9	1,951		92%	6,043	3,013	3,030		5,606	2,783	2,823		437	7.8%	230	8.3%	207	7.3%
Texas other	3	763		65%	1,790	840	950		1,644	771	873		146	8.9%	69	8.9%	77	8.8%

	81	20,548		76.6%	57,427	30,473	26,954	93.7%	51,825	28,022	23,803	86.6%	5,602	10.8%	2,451	8.7%	3,151	13.2%
West
Denver	22	4,813		84%	17,908	7,838	10,070		16,372	7,518	8,854		1,536	9.4%	320	4.3%	1,216	13.7%
Phoenix-Mesa	21	5,671		93%	20,620	9,134	11,486		18,278	8,814	9,464		2,342	12.8%	320	3.6%	2,022	21.4%
Salt Lake City-Ogden	4	1,511		86%	4,759	1,918	2,841		4,376	1,892	2,484		383	8.8%	26	1.4%	357	14.4%
Seattle	4	468		59%	1,408	665	743		1,283	628	655		125	9.7%	37	5.9%	88	13.4%
West other	8	2,296		86%	7,214	3,307	3,907		6,615	3,067	3,548		599	9.1%	240	7.8%	359	10.1%

	59	14,759		87.3%	51,909	22,862	29,047	95.2%	46,924	21,919	25,005	89.9%	4,985	10.6%	943	4.3%	4,042	16.2%

SAME STORE SALES TOTALS	433	124,655	(2)	82.4%	$509,701	$219,066	$290,635	94.5%	$470,529	$207,229	$263,300	91.0%	$39,172	8.3%	$11,837	5.7%	$27,335	10.4%

Reconciliation to total rental and other property revenues and property operating expense per GAAP Income Statement (1)					320,425	169,474	150,951		206,694	114,323	92,371

Total rental and other property revenues and property operating expense per GAAP Income Statement					$830,126	$388,540	$441,586		$677,223	$321,552	$355,671

(1)	Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

(2)	Same Store Effective Units were approximately 103,000 at June 30, 2006.

Supplemental Schedule 7
Selected Portfolio Performance Data
(unaudited)
PORTFOLIO SUMMARY
SAME STORE PERFORMANCE

	SAME STORE PORTFOLIO
	CORE	NON-CORE	TOTAL
Rent, average second quarter 2006	$951	$614	$797
Occupancy, average second quarter 2006	95.1%	93.4%	94.3%
Operating Margin	61.5%	49.8%	57.7%
Total number of properties	223	211	434
Total number of units	67,406	57,489	124,895
Effective Units	59,236	43,759	102,995
Percent of total Same Store NOI	72.4%	27.6%	100.0%

2nd Quarter 2006 vs. 2nd Quarter 2005 Change
Revenue	7.5%	8.6%	8.2%
Expenses	4.6%	3.0%	4.1%
NOI	9.4%	15.0%	11.3%

Sequential, 2nd Quarter 2006 vs. 1st Quarter 2006 Change
Revenue	1.9%	1.1%	1.6%
Expenses	-2.8%	-0.3%	-1.9%
NOI	5.1%	2.5%	4.4%

YTD June 2006 vs. YTD June 2005 Change
Revenue	7.8%	9.3%	8.3%
Expenses	6.0%	5.3%	5.7%
NOI	9.0%	13.8%	10.4%
TOTAL CONVENTIONAL PORTFOLIO: SUMMARY BY MARKET
SELECTED MARKETS

	Three Months Ended June 30, 2006			Three Months Ended June 30, 2005
	TOTAL CONVENTIONAL PORTFOLIO			TOTAL CONVENTIONAL PORTFOLIO
	CORE	NON-CORE	TOTAL	CORE	NON-CORE	TOTAL
Percent of Total Conventional NOI
Top 20 Markets
1 Washington, D.C.	10.4%	0.0%	10.4%	10.0%	1.0%	11.0%
2 Los Angeles-Long Beach-Ventura	9.0%	0.0%	9.0%	7.2%	0.0%	7.2%
3 New England	7.2%	0.0%	7.2%	6.8%	0.0%	6.8%
4 Philadelphia	6.4%	0.0%	6.4%	6.0%	0.0%	6.0%
5 Chicago	4.9%	0.4%	5.3%	4.5%	0.3%	4.8%
6 Miami-Fort Lauderdale	5.2%	0.0%	5.2%	5.4%	0.0%	5.4%
7 Indianapolis	0.0%	4.5%	4.5%	0.0%	4.4%	4.4%
8 Orlando — Daytona	3.9%	0.3%	4.2%	3.4%	0.6%	4.0%
9 Phoenix	2.8%	0.6%	3.4%	2.5%	0.9%	3.4%
10 Houston-Galveston	0.0%	3.3%	3.3%	0.0%	2.6%	2.6%
11 Denver	2.9%	0.2%	3.1%	2.5%	0.1%	2.6%
12 New York	3.0%	0.0%	3.0%	3.6%	0.0%	3.6%
13 Tampa — St Petersburg	2.2%	0.6%	2.8%	2.0%	0.7%	2.7%
14 Norfolk	2.6%	0.0%	2.6%	2.4%	0.3%	2.7%
15 San Diego	2.5%	0.0%	2.5%	2.5%	0.2%	2.7%
16 Orange County-Riverside	2.4%	0.0%	2.4%	2.1%	0.1%	2.2%
17 Dallas-Fort Worth	0.0%	2.3%	2.3%	0.0%	2.2%	2.2%
18 Atlanta	1.8%	0.1%	1.9%	1.5%	0.8%	2.3%
19 Baltimore	1.7%	0.0%	1.7%	1.6%	0.1%	1.7%
20 Grand Rapids — Lansing	0.0%	1.5%	1.5%	0.0%	1.3%	1.3%

Subtotal Top 20 Markets	68.9%	13.8%	82.7%	64.0%	15.6%	79.6%
All Other Markets (38 in 2006 and 50 in 2005)	6.7%	10.6%	17.3%	15.9%	4.5%	20.4%

Total Conventional NOI	75.6%	24.4%	100.0%	79.9%	20.1%	100.0%

Rent, average second quarter	$972	$617	$818	$836	$584	$760
Occupancy, average second quarter	93.6%	93.1%	93.4%	90.5%	88.4%	89.9%
Total number of properties	275	228	503	271	319	590
Total number of units	83,089	61,235	144,324	82,868	81,895	164,763
Effective Units	71,720	46,423	118,143	71,751	62,841	134,592
Average Home Value*	$288,097	$159,922	$229,849
REIS Growth Rate (4 year weighted average)**	3.5%	2.9%	3.3%
Number of markets	27	31	58

*	Source: Claritas, based on 2005 data

**	Source: REIS, based on Q1 2006 forecasted data

Supplemental Schedule 8
Property Sales and Acquisition Activity
(unaudited)
SECOND QUARTER 2006 PROPERTY SALES ACTIVITY (dollars in millions)

	Number	Number							Aimco	Aimco
	of	of	Gross	FCF		Property	Net Sales		Gross	Net	Average
	Properties	Units	Proceeds	Yield	(1)	Debt	Proceeds	(2)	Proceeds	Proceeds	Rent
Conventional Non-Core	9	2,237	$124	4.3%		$44	$71		$108	$65	$585

Conventional Core	—	—	—	—		—	—		—	—	—

Affordable	10	1,279	62	5.4%		44	13		30	8	649

Total Dispositions	19	3,516	$186	4.7%		$88	$84		$138	$73	$606

YEAR-TO-DATE 2006 PROPERTY SALES ACTIVITY (dollars in millions)

		Number	Number							Aimco	Aimco
		of	of	Gross	FCF		Property	Net Sales		Gross	Net	Average
		Properties	Units	Proceeds	Yield	(1)	Debt	Proceeds	(2)	Proceeds	Proceeds	Rent
Conventional Non-Core	(3)	26	7,029	$367	5.7%		$156	$184		$295	$157	$626

Conventional Core	(4)	—	562	151	3.8%		76	71		149	76	1,668

Affordable		15	1,947	82	5.9%		59	17		43	11	615

Total Dispositions		41	9,538	$600	5.3%		$291	$272		$487	$244	$684

(1)	Free Cash Flow (FCF) includes a $500 per unit deduction for capital replacements and is before debt service. FCF Yield is calculated as the FCF earned by the properties during the 12 months prior to their sale divided by the sales price.

(2)	Net Sales Proceeds are after repayment of existing debt, net working capital settlements and payment of transaction costs.

(3)	Includes the sale of two student housing properties with 412 units for the three months ended June 30, 2006. Includes the sale of five student housing properties with 1,222 units for the six months ended June 30, 2006.

(4)	Represents the sale of the South Tower of the Flamingo South Beach property with 562 units; Aimo net proceeds include $5 million for a non-refundable option to purchase the North and Central Towers.
YEAR-TO-DATE 2006 PROPERTY ACQUISITION ACTIVITY (dollars in millions) (1)

			Number	Number	Gross
		Ownership	of	of	Purchase	Property	Average
		Percent	Properties	Units	Price	Debt	Rent
Conventional	(2)	100%	1	324	$39	$—	$943

Student Housing	(3)		2	386	22	14	632

Total Acquisitions	(4)		3	710	$61	$14	$774

(1)	All property acquisitions occurred during the second quarter of 2006.

(2)	A property loan of approximately $22 million is expected to close in August 2006 for this acquisition.

(3)	One of the student housing properties was acquired at 100% ownership. The other student housing property was acquired at 33% through Aimco’s joint venture with CalSTRS.

(4)	Properties acquired are located in Tampa, Florida, Greenville, North Carolina, and Chico, California (through the CalSTRS joint venture).

Supplemental Schedule 9
Capital Expenditures
Six Months Ended June 30, 2006
(in thousands, except per unit data)
(unaudited)
All capital spending is classified as either Capital Replacements (“CR”), Capital Improvements (“CI”), casualties or redevelopment. Non-redevelopment and non-casualty capitalizable expenditures are apportioned between CR and CI based on the useful life of the capital item under consideration and the period Aimco has owned the property (i.e., the portion that was consumed during Aimco’s ownership of the item represents CR; the portion of the item that was consumed prior to Aimco’s ownership represents CI). See the Glossary for further descriptions.
The table below details Aimco’s share of actual spending, on both consolidated and unconsolidated real estate partnerships, for Capital Replacements, Capital Improvements, casualties and redevelopment for the six months ended June 30, 2006. Per unit numbers are based on approximately 137,767 average units in the quarter including 122,738 conventional and 15,029 affordable units. Average units are weighted for the period and represent Effective Units excluding non-managed units. (1)

	Actual Amount	Per Unit
Capital Replacements Detail:
Building and grounds	$13,693	$99

Turnover related	17,263	125

Capitalized site payroll and indirect costs	6,569	48

Total Aimco’s share of Capital Replacements	$37,525	$272

Capital Replacements:
Conventional	$34,409	$280
Affordable	3,116	207

Total Aimco’s share of Capital Replacements	37,525	$272

Capital Improvements:
Conventional	42,024	$342
Affordable	9,259	616

Total Aimco’s share of Capital Improvements	51,283	$372

Casualties:
Conventional	19,470
Affordable	741

Total Aimco’s share of Casualties	20,211

Redevelopment (see Schedule 10 for further project details):
Conventional	64,915
Affordable	3,626

Total Aimco’s share of Redevelopment	68,541

Total Aimco’s share of Capital Expenditures	177,560

Plus minority partners’ share of consolidated spending	60,147
Less Aimco’s share of unconsolidated spending	(1,504)

Capital expenditures per Consolidated Statement of Cash Flows	$236,203

(1)	Average units calculated pro rata for the quarter based on acquisition and disposition timing.

(2)	A portion of expenditures related to casualty losses is reimbursed through insurance.

Supplemental Schedule 10
Summary of Redevelopment Activity
Six Months Ended June 30, 2006
(dollars in millions)
(unaudited)

			Project Expenditures
		Total	Total				Targeted	Aimco
	Number of	Property	Projected	Inception to	Year to Date	Year to Date	Return on	Average
	Properties	Units	100%	Date 100%	100%	AIV%	Investment	Ownership (3)
CONVENTIONAL REDEVELOPMENT PROPERTIES
ACTIVE REDEVELOPMENT PROJECTS
Active redevelopment projects at 3/31/06	22	11,498	$236.7	$116.8	$47.9	$41.5	7%	87%
Planned adjustments to approved projects	—	—	20.2	—	—	—	8%	95%
Projects completed during the period	(1)	(414)	(4.1)	(4.1)	(0.7)	(0.7)	9%	100%
New redevelopment projects started during period	7	2,776	38.8	3.5	3.4	3.2	9%	94%

Active redevelopment projects at 6/30/06	28	13,860	291.6	116.2	50.6	44.0	8%	87%
Entitlement projects (1)	3	3,940	—	53.2	12.5	12.4	n/a	99%
Costs on projects completed year to date					0.7	0.7	9%	100%
Pre-construction and other activities (2)					10.6	7.8	n/a	73%

TOTAL CONVENTIONAL					74.4	64.9	n/a	87%

AFFORDABLE REDEVELOPMENT PROPERTIES
ACTIVE REDEVELOPMENT PROJECTS
Active redevelopment projects at 3/31/06	22	3,488	$148.5	$115.5	$28.1	$0.2	n/a	1%
Planned adjustments to approved projects	—	—	—	—	—	—	n/a	n/a
Projects completed during the period	(9)	(1,704)	(67.4)	(62.4)	(13.5)	—	n/a	0%
New redevelopment projects started during period	1	300	11.2	0.2	0.2	0.1	n/a	45%

Active redevelopment projects at 6/30/06	14	2,084	92.3	53.3	14.8	0.3	n/a	2%
Costs on projects completed year to date					13.5	—	n/a	0%
Pre-construction and other activities (2)					4.1	3.3	n/a	80%

TOTAL AFFORDABLE					32.4	3.6	n/a	11%

TOTAL REDEVELOPMENT EXPENDITURES					$106.8	$68.5	n/a	n/a

(1)	Entitlement projects consist of Lincoln Place (CA), Treetops (CA) and Springhill Lake (MD). Lincoln Place and Treetops are predominantly vacant and have December 31, 2005 book values of approximately $161 million and $73 million, respectively.

(2)	Pre-construction and other activities include consulting, legal, and capitalized labor costs, as well as some physical construction work.

(3)	Weighted average ownership at the time of the expenditures.

(4)	Low-income housing tax credit projects account for approximately 86% of year to date 2006 Affordable project expenditures.

Supplemental Schedule 11
Apartment Unit Summary
As of June 30, 2006
(unaudited)

	Number of	Number of	Effective	Average
	Properties	Units	Units	Ownership
Conventional Real Estate Portfolio:
Wholly-owned Consolidated Core Properties	163	46,972	46,972	100%
Partially-owned Consolidated Core Properties	103	33,641	23,965	71%
Partially-owned Unconsolidated Core Properties	9	2,476	783	32%

Sub-total Core Properties	275	83,089	71,720	86%

Wholly-owned Consolidated Non-Core Properties	119	33,825	33,825	100%
Partially-owned Consolidated Non-Core Properties	106	26,610	12,323	46%
Partially-owned Unconsolidated Non-Core Properties	3	800	275	34%

Sub-total Non-Core Properties	228	61,235	46,423	76%

Total	503	144,324	118,143	82%

Aimco Capital Real Estate Portfolio:
Wholly-owned Consolidated Properties	65	7,955	7,955	100%
Partially-owned Consolidated Properties	175	20,264	5,670	28%
Partially-owned Unconsolidated Properties	98	11,558	1,552	13%

Total	338	39,777	15,177	38%

Total Owned Real Estate Portfolio:
Wholly-owned Consolidated Properties	347	88,752	88,752	100%
Partially-owned Consolidated Properties	384	80,515	41,958	52%
Partially-owned Unconsolidated Properties	110	14,834	2,610	18%

Total	841	184,101	133,320	72%

Management Contracts:
Property Managed for Third Parties	54	6,586
Asset-managed	425	39,751

Total	479	46,337

Total Portfolio	1,320	230,438

GLOSSARY OF NON-GAAP FINANCIAL AND OPERATING MEASURES: Financial and operating measures found in the Earnings Release and Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with generally accepted accounting principles, or GAAP. These measures are defined below and, where appropriate, reconciled on the accompanying Supplemental Schedules to the most comparable GAAP measures.
ACQUISITION PROPERTIES: Consolidated properties owned less than one year as of the beginning of the most recent quarter.
AFFORDABLE PROPERTIES: Affordable properties benefit from government programs designed to pay rental income on behalf of people with low or moderate incomes and includes properties that were owned for all periods presented.
ADJUSTED FUNDS FROM OPERATIONS (AFFO): AFFO is FFO (diluted) less Capital Replacement expenditures, plus non-cash charges for redemption related preferred stock issuance costs and impairment losses, all of which are adjusted for the Aimco operating partnership’s share (AIMCO Properties, L.P.). Similar to FFO, AFFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. Please see Supplemental Schedule 1 for AFFO data reconciled to net income as determined in accordance with GAAP.
CAPITAL IMPROVEMENTS (CI): CI expenditures include all non-redevelopment capital expenditures that are made to enhance the value, profitability or useful life of an asset from its original purchase condition. This category combines certain of Aimco’s prior capital expenditure categories. This new classification, along with Capital Replacements, is intended to be simpler to apply, allow more discrete differentiation between categories, facilitate sound economic decisions, and assist investors and analysts in better understanding capital spending. CI expenditures are a component of capital expenditures in the GAAP Statement of Cash Flows.
CAPITAL REPLACEMENTS (CR): CR expenditures do not increase the value, profitability or useful life of an asset from its original purchase condition. They represent the share of expenditures that are deemed to replace the consumed portion of acquired capital assets. CR expenditures are deducted in the calculation of AFFO and FCF. Please refer to Schedule 9 for further detail. CR expenditures are a component of Capital expenditures in the GAAP Statement of Cash Flows.
CASUALTY CAPITAL EXPENDITURES: Casualty capital expenditures represent capitalized costs incurred in connection with casualty losses and are associated with the restoration of the asset. A portion of the restoration costs is reimbursed by insurance carriers based on deductibles associated with each loss.
CORE PROPERTIES: Conventional properties located in selected markets that Aimco intends to hold and improve over the long-term.
EFFECTIVE UNITS: Unit count at 100% ownership multiplied by Aimco’s ownership share.
FREE CASH FLOW (FCF): FCF measures profitability of operations and is prior to the cost of capital. FCF is comprised of AFFO (defined above), with adjustments to add back interest expense, minority interest in Aimco Operating Partnership, and preferred dividends. Because Aimco has unconsolidated real estate interests, it is useful for management and investors to understand, in addition to consolidated cash flows, cash flows related to Aimco’s unconsolidated real estate holdings. Please see Supplemental Schedule 2 for FCF data reconciled to net income as determined in accordance with GAAP. Because Aimco has substantial unconsolidated real estate interests, it is useful for management and investors to understand, in addition to consolidated cash flows, cash flows related to Aimco’s unconsolidated real estate holdings. Please see Supplemental Schedule 2 for FCF data reconciled to net income as determined in accordance with GAAP.
FUNDS FROM OPERATIONS (FFO): FFO is a commonly used measure of REIT performance defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income, computed in accordance with GAAP, excluding gains from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. Aimco computes FFO for all periods presented in accordance with the guidance set forth by NAREIT’s April 1, 2002 White Paper. Aimco calculates FFO (diluted) by subtracting redemption related preferred stock issuance costs and dividends on preferred stock and adding back dividends/ distributions on dilutive preferred securities. FFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. There can be no assurance that Aimco’s method for computing FFO is comparable with that of other real estate investment trusts. Please see Supplemental Schedule 1 for FFO data reconciled to net income as determined in accordance with GAAP.
NON-CORE PROPERTIES: Properties located in markets that are not considered selected markets or in less favored locations within selected markets, which Aimco intends to hold for the intermediate term.
OTHER EXPENSES (INCOME), NET: Other expenses (income), net includes tax provision/benefit, franchise taxes, risk management activities related to our unconsolidated partnerships and partnership expenses (partnership level expenses incurred directly or indirectly for services such as audit, tax and legal.)
OTHER PROPERTIES: Properties that are not multi-family such as commercial properties or fitness facilities.
REDEVELOPMENT PROPERTIES: Properties where (1) a substantial number of available units have been vacated for major renovations or have not been stabilized in occupancy for at least one year as of the earliest period presented, or (2) other significant renovation, such as exteriors, common areas or unit improvements (done upon lease expirations), is underway or has been complete for less than one year, as of the earliest period presented. In both cases the properties have been removed from the Same Store portfolio.
SAME STORE: Same Store is used commonly to describe Conventional properties managed by Aimco, in which Aimco’s ownership exceeds 10% and that have reached a stabilized level of occupancy during both the current and comparable prior year period. Properties classified as held for sale are not included in Same Store. These results measure operating performance without variations caused by investment transactions.
Aimco provides data for consolidated Same Store properties as well as its proportionate share of consolidated and unconsolidated Same Store properties. To ensure comparability, the information for all periods shown is based on current period ownership. Please see Supplemental Schedules 6a through 6c for Same Store data reconciled to rental and other property revenues and property operating expense as determined in accordance with GAAP.